Use these links to rapidly review the document
TABLE OF CONTENTS

Filed Pursuant to Rule 424(b)(3)
Registration No. 333-116201

PROSPECTUS

OFFER TO EXCHANGE

its New 5.875% Senior Subordinated Notes due 2012
that have been Registered under the Securities Act of 1933
for any and all of its Outstanding 5.875% Senior Subordinated Notes due 2012

The exchange offer will expire at 5:00 p.m. New York City time on July 30, 2004, unless we extend the exchange offer in our sole and absolute discretion.

Interest Payable March 15 and September 15, Beginning September 15, 2004

  •
  We are offering to exchange up to $200 million of our outstanding 5.875% Senior Subordinated Notes due 2012 that are validly tendered and not validly withdrawn prior to the expiration of the exchange offer for new notes with substantially identical terms that have been registered under the Securities Act of 1933.

  •
  The exchange of outstanding notes for new notes will not be a taxable event for U.S. federal income tax purposes.

  •
  We do not intend to list the new notes on any national securities exchange or Nasdaq.

  •
  As of the date hereof, none of our subsidiaries guarantees our obligations under the outstanding notes or the new notes.

  •
  The new notes will be our unsecured senior subordinated obligations, will be subordinated in right of payment to all of our existing and future senior debt and will rank equally in right of payment with any of our future unsecured senior subordinated debt that does not expressly provide that it is subordinated to the new notes.

        You should carefully consider the risk factors beginning on page 7 of this prospectus before participating in the exchange offer.

        We are not making this exchange offer in any state or jurisdiction where it is not permitted.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 1, 2004.

TABLE OF CONTENTS

Where You Can Find More Information
Prospectus Summary
Risk Factors
Recent Developments
Special Note Regarding Forward-Looking Statements
The Exchange Offer
Ratio of Earnings to Fixed Charges
Use of Proceeds
Description of Other Indebtedness
Description of the Notes
Certain United States Federal Income Tax Considerations
Plan of Distribution
Legal Matters
Experts
Independent Petroleum Engineers
Incorporation of Certain Documents by Reference
Annex A: Letter of Transmittal

        Each broker-dealer that receives new notes for its own account pursuant to this exchange offer must acknowledge in the letter of transmittal that it will deliver a prospectus in connection with any resale of the new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of the new notes received in exchange for outstanding notes where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed to make this prospectus available for a period of 180 days from the expiration date of this exchange offer to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

i

WHERE YOU CAN FIND MORE INFORMATION

        This prospectus is part of a registration statement on Form S-4 that we have filed with the SEC. You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. This prospectus does not contain all of the information set forth in the registration statement. For further information about us and the new notes, you should refer to the registration statement. This prospectus summarizes material provisions of contracts and other documents attached as exhibits to the registration statement. Since these summaries may not contain all of the information that you may find important, you should review the full text of these exhibits. We also incorporate by reference important business and financial information about us that is not included with this prospectus.

        Copies of this information are available without charge to any person to whom this prospectus is delivered, upon written or oral request. Written requests should be sent to:

Evergreen Resources, Inc.
1401 17th Street, Suite 1200
Denver, Colorado 80202
Attention: Director of Investor Relations

        Oral requests should be made by telephoning (303) 298-8100.

In order to obtain timely delivery, you must request the information no later than July 23, 2004, which is five business days before the expiration date of the exchange offer.

        The registration statement, as well as such reports, exhibits and other information filed by us with the SEC can also be inspected and copied, at prescribed rates, at the public reference facilities maintained by the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for additional information about its public reference room. Our SEC filings are also available without charge on the SEC's website at http://www.sec.gov and on our website, www.evergreengas.com, as soon as reasonably practicable after filing these documents with the SEC. However, the information on our website does not constitute a part of this prospectus.

        In addition, because our common stock is listed on the New York Stock Exchange, you may read our reports, proxy statements, and other documents at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

ii

PROSPECTUS SUMMARY

        This summary may not contain all the information that may be important to you. You should read this entire prospectus, including the financial data and related notes, the information described under the heading "Risk Factors" and the letter of transmittal that is attached as Annex A to this prospectus, prior to deciding whether to tender your outstanding 5.875% Senior Subordinated Notes due 2012 to invest in the new 5.875% Senior Subordinated Notes due 2012. In this prospectus, unless the context otherwise requires or unless otherwise noted, the terms "Evergreen," "the Company," "we," "us" and "our" refer to Evergreen Resources, Inc. and its direct and indirect subsidiaries combined, unless the context clearly indicates otherwise. References to the "notes" in this prospectus include both the outstanding notes and the new notes.

Evergreen Resources, Inc.

        We are an independent energy company engaged primarily in the operation, development, production, exploration and acquisition of North American unconventional natural gas properties. We are one of the leading developers of coal bed methane reserves in the United States. Our current operations are principally focused on developing and expanding our coal bed methane project located in the Raton Basin in southern Colorado. We are also expanding our conventional and unconventional projects in the Piceance Basin in western Colorado, the Uintah Basin in eastern Utah and the Western Canada Sedimentary Basin in south-central Alberta. We have also initiated coal bed methane projects in the Cook Inlet-Susitna Basin in Alaska and in the Forest City Basin in eastern Kansas.

        On May 3, 2004, we entered into an Agreement and Plan of Merger with Pioneer Natural Resources Company. As a result of the merger, we will become a subsidiary of Pioneer. The merger is subject to approval at meetings of the stockholders of Evergreen and Pioneer and other customary closing conditions. The merger agreement may be terminated in certain circumstances, including if we receive and decide to accept an unsolicited, superior offer. The merger is expected to be completed in the second half of 2004.

        The merger agreement with Pioneer provides that upon the request of Pioneer, and in exchange for Pioneer's agreement to cause the subordination provisions of the notes to be eliminated and to assume the notes, we will use our commercially reasonable efforts to solicit consents from the holders of the notes to amend the notes in order to eliminate or amend certain covenants of the notes, effective as of the effective time of the merger.

        Our principal executive offices are located at 1401 17th Street, Suite 1200, Denver, Colorado 80202, and our telephone number is (303) 298-8100.

Risk Factors

        An investment in the new notes involves significant risks. You should carefully consider all of the information in this prospectus. In particular, you should consider the specific risks set forth under the section entitled "Risk Factors."

The Exchange Offer

        On March 10, 2004, we completed the private offering of an aggregate principal amount of $200 million of outstanding notes. We entered into an exchange and registration rights agreement with the initial purchasers in which we agreed, among other things, to deliver to you this prospectus and to offer to exchange your outstanding notes for new notes with substantially identical terms. You should read the discussion under the heading "Description of the Notes" for further information regarding the new notes. We summarize the material terms of the exchange offer below. You should read the discussion under the heading "The Exchange Offer" for further information regarding the exchange offer and resale of the new notes.

Exchange Offer	We are offering to exchange new notes for outstanding notes.
Expiration Date	The exchange offer will expire at 5:00 p.m. New York City time, on July 30, 2004, unless we decide to extend it.
Conditions to the Exchange Offer
We will not be required to accept outstanding notes for exchange if doing so would violate any applicable law or interpretation of the staff of the SEC. A minimum aggregate principal amount of outstanding notes being tendered is not a condition to the exchange offer. See "The Exchange Offer—Conditions to the Exchange Offer."
Procedures for Tendering Outstanding Notes
To participate in the exchange offer, you must follow the automated tendering procedures for securities held in book-entry form established by The Depositary Trust Company, which we call "DTC." These procedures, which are referred to as ATOP, require that the exchange agent receive, prior to the expiration date of the exchange offer, a computer generated message known as an "agent's message" that is transmitted through DTC's automated tender offer program and that DTC confirm that:
• DTC has received your instructions to exchange your notes, and
• you agree to be bound by the terms of the letter of transmittal.
For more information on tendering your outstanding notes, please refer to the sections in this prospectus entitled "Exchange Offer—Terms of the Exchange Offer" and "—Procedures for Tendering."
Guaranteed Delivery Procedures	None.
Withdrawal of Tenders
You may withdraw your tender of outstanding notes at any time prior to the expiration date. To withdraw, you must submit a notice of withdrawal to the exchange agent using ATOP procedures before 5:00 p.m. New York City time on the expiration date of the exchange offer. Please read "Exchange Offer—Withdrawal of Tenders."

Acceptance of Outstanding Notes and Delivery of New Notes
If you fulfill all conditions required for proper acceptance of outstanding notes, we will accept any and all outstanding notes that you properly tender in the exchange offer on or before 5:00 p.m. New York City time on the expiration date. We will return to you, without expense as promptly as practicable after the expiration date, any outstanding note that we do not accept for exchange. We will deliver the new notes as promptly as practicable after the expiration date and acceptance of the outstanding notes for exchange. Please refer to the section in this prospectus entitled "Exchange Offer—Terms of the Exchange Offer."
Fees and Expenses	We will bear all expenses related to the exchange offer. Please refer to the section in this prospectus entitled "Exchange Offer—Fees and Expenses."
Use of Proceeds	The issuance of the new notes will not provide us with any new proceeds. We are making this exchange offer solely to satisfy our obligations under our exchange and registration rights agreement.
Consequences of Failure to Exchange Outstanding Notes
If you do not exchange your outstanding notes in this exchange offer, you will no longer be able to require us to register the outstanding notes under the Securities Act except in the limited circumstances provided under our exchange and registration rights agreement. In addition, you will not be able to resell, offer to resell or otherwise transfer the outstanding notes unless we have registered the outstanding notes under the Securities Act, or unless you resell, offer to resell or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act.
U.S. Federal Income Tax Consequences
The exchange of new notes for outstanding notes in the exchange offer should not be a taxable event for U.S. federal income tax purposes. Please read "Certain United States Federal Income Tax Considerations."
Exchange Agent
We have appointed Wachovia Bank, National Association as exchange agent for the exchange offer. You should direct questions and requests for assistance and requests for additional copies of this prospectus or the letter of transmittal to the exchange agent addressed as follows: Wachovia Bank, National Association, Customer Information Center, Corporate Trust Operations—NC1153, 1525 West W.T. Harris Blvd. 3C3, Charlotte, North Carolina 28288. Eligible institutions may make requests by facsimile at (704) 590-7628.

Summary of the New Notes

        This exchange offer relates to the exchange of up to $200 million in aggregate principal amount of new notes for an equal principal amount of outstanding notes. The outstanding notes were issued on March 10, 2004. The form and terms of the new notes are substantially identical to the form and terms of the outstanding notes, except that the new notes will be registered under the Securities Act. Therefore, the new notes will not bear legends restricting their transfer. The new notes will evidence the same debt as the outstanding notes, which the new notes are replacing, and both the outstanding notes and the new notes are governed by the same indenture.

Issuer	Evergreen Resources, Inc.
Notes Offered	5.875% Senior Subordinated Notes due 2012.
Maturity Date	March 15, 2012.
Interest Payment Dates
Interest will accrue on the outstanding notes from March 10, 2004 (the date of original issuance of the outstanding notes) or, if interest has already been paid on the outstanding notes, from the most recent interest payment date and will be payable semi-annually, on each March 15 and September 15, commencing September 15, 2004.
Ranking and Subordination	The notes will be our unsecured senior subordinated obligations and will rank:
• equal in right of payment with any of our future unsecured senior subordinated debt that does not expressly provide that it is subordinated to the notes;
• senior in right of payment to any of our future debt that expressly provides that it is subordinated to the notes;
•
subordinated in right of payment to any of our existing and future senior debt, and structurally subordinated to all of our secured debt to the extent of the value of the assets securing such debt; and
• structurally subordinated to all indebtedness and other liabilities (including trade payables and lease obligations) of our subsidiaries.
Sinking Fund	None.
Optional Redemption
At any time prior to March 15, 2007, we may redeem up to 35% of the aggregate original principal amount of the notes, using the net proceeds of specified public equity offerings, at a redemption price equal to 105.875% of the principal amount of the notes, plus accrued and unpaid interest to the date of redemption.

On or after March 15, 2008, we may redeem all or a portion of the notes at the redemption prices listed in "Description of the Notes—Optional Redemption," plus accrued and unpaid interest to the date of redemption.

Change of Control
In the event of a "change of control" as defined in the indenture, including our merger with Pioneer Natural Resources Company, each holder of notes would have the right to require us to repurchase all or any part of such holder's notes at a price equal to 101% of the principal amount of the notes plus accrued and unpaid interest to the date of purchase.
Certain Covenants	Covenants contained in the indenture under which the notes will be issued will, among other things, limit our ability and the ability of our restricted subsidiaries to:
	•	incur additional indebtedness;
	•	pay dividends or make other distributions on stock, redeem stock or redeem subordinated obligations;
	•	make investments;
	•	create liens on assets;
	•	sell assets;
	•	sell capital stock of our subsidiaries;
	•	enter into agreements that restrict the ability of our subsidiaries to pay dividends or make other payments to us or our restricted subsidiaries;
	•	merge or consolidate; and
	•	enter into transactions with affiliates.
All of these covenants are subject to important exemptions and qualifications that are described under "Description of the Notes."

If the notes receive investment grade ratings from both Standard & Poor's Rating Services and Moody's Investor Services, Inc. and no default or event of default under the notes has occurred and is continuing, many of these covenants will be suspended.

The merger agreement with Pioneer provides that upon the request of Pioneer, and in exchange for Pioneer's agreement to cause the subordination provisions of the notes to be eliminated and to assume the notes, we will use our commercially reasonable efforts to solicit consents from the holders of the notes to amend the notes in order to eliminate or amend certain covenants of the notes, effective as of the effective time of the merger.

Transfer Restrictions; Absence of a Public Market
The new notes generally will be freely transferable, but also will be new securities for which there is currently no market. We do not intend to apply for the new notes to be listed on any securities exchange or to arrange for any quotation system to quote them. We cannot assure you that a liquid market for the new notes will develop.
Use of Proceeds	We will not receive any proceeds upon the completion of the exchange offer. See "Use of Proceeds."

RISK FACTORS

        In considering whether to participate in the exchange offer, you should carefully consider all of the information that we have included or incorporated by reference into this prospectus. In particular, you should carefully consider the risk factors below before deciding to invest in the new notes.

Risks Relating to the Exchange Offer

Some holders who exchange their outstanding notes may be required to comply with the registration and prospectus delivery requirements in connection with any resale transaction.

        Based on interpretations by the SEC staff set forth in no-action letters issued to third parties, we believe that you may offer for resale, resell and otherwise transfer the new notes without compliance with the registration and prospectus delivery provisions of the Securities Act, subject to certain limitations. These limitations include that:

  •
  you are not an "affiliate" of ours within the meaning of Rule 405 under the Securities Act;

  •
  you acquired your new notes in the ordinary course of your business; and

  •
  you are not participating, do not intend to participate and have no arrangement or understanding with any person to participate in the distribution of such new notes.

However, we have not submitted a no-action letter to the SEC regarding this exchange offer and the SEC may not make a similar determination with respect to this exchange offer.

        Broker-dealers that acquired outstanding notes directly from us may not rely on the interpretations of the SEC described above. Accordingly, in order to sell their notes, broker-dealers that acquired outstanding notes directly from us must comply with the registration and prospectus delivery requirements of the Securities Act, including being named as a selling security holder in any resale prospectus. If you are a broker-dealer that will receive new notes for your own account in exchange for outstanding notes and you acquired those outstanding notes as a result of market-making activities or other trading activities, you must deliver a prospectus, as required by law, in connection with any resale of the new notes. Only broker-dealers that acquired outstanding notes as a result of market-making or other trading activities may participate in the exchange offer.

        If you do not satisfy the above conditions, you

  •
  cannot rely on the interpretations by the SEC staff; and

  •
  must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

See "The Exchange Offer—Resale of the New Notes."

        If you do not exchange your outstanding notes for new notes in the exchange offer, you will continue to be subject to the restrictions on transfer of your outstanding notes described in the legend on your outstanding notes. The restrictions on transfer of your outstanding notes arise because we issued the outstanding notes under exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, you may only offer or sell the outstanding notes if they are registered under the Securities Act and applicable state securities laws or offered and sold under an exemption from these requirements. We do not intend to register the outstanding notes under the Securities Act. To the extent outstanding notes are tendered and accepted in the exchange offer, the trading market for the outstanding notes could be adversely affected.

Risks Relating to the Notes

Following this offering, we could incur substantial additional debt, which could negatively impact our financial condition, results of operations and business prospects and prevent us from fulfilling our obligations under the notes.

        As of March 31, 2004, we had approximately $298.4 million in outstanding debt, net of unamortized discounts. We are permitted to incur additional debt, provided we meet certain requirements both in the indenture governing the notes and our existing $200.0 million revolving credit facility. Our level of debt could have important consequences for our operations, including:

  •
  making it more difficult for us to satisfy our obligations under the notes or other debt and, if we fail to comply with the requirements of any of our debt, could result in an event of default;

  •
  requiring us to dedicate a substantial portion of our cash flow from operations to required payments on debt, thereby reducing the availability of cash flow for working capital, capital expenditures and other general business activities;

  •
  limiting our ability to obtain additional financing in the future for working capital, capital expenditures and other general corporate activities;

  •
  limiting our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

  •
  detracting from our ability to withstand successfully a downturn in our business or the economy generally; and

  •
  placing us at a competitive disadvantage against other less leveraged competitors.

All of these factors could have a material adverse effect on our business, financial condition, results of operations, prospects and ability to satisfy our obligations under the notes.

Your right to receive payments on the notes may be adversely affected by the rights of our senior creditors.

        The notes will be subordinated in right of payment to:

  •
  all of our existing senior debt, including our $200.0 million revolving credit facility; and

  •
  all of the existing debt and other liabilities of our subsidiaries, including (1) the guarantee by substantially all of our subsidiaries of our $200.0 million revolving credit facility, and (2) trade payables and lease obligations.

Except to the extent, if any, that any of our future debt is expressly stated to be on parity with or junior to the notes, all of our future debt and all future debt or other liabilities, including guarantees, trade payables and lease obligations, of our subsidiaries will be senior in right of payment to the notes. As a result, upon any distribution to our creditors in a bankruptcy, liquidation, reorganization or similar proceeding relating to us and our subsidiaries, the holders of our senior debt and the holders of the debt and other liabilities, including guarantees, trade payables and lease obligations, of our subsidiaries will be entitled to be paid in full in cash before any payment may be made on the notes.

        If we fail to pay our senior debt when due, whether upon maturity or as a result of acceleration or otherwise, we could be prohibited from making any payments on the notes until the default is cured or all of the senior debt is paid in full. In addition, payments on the notes may be blocked for periods, each up to 179 days, in the event of other defaults relating to specified senior debt.

        In the event of our bankruptcy, liquidation, reorganization or similar proceeding, holders of the notes will participate ratably with general unsecured creditors and ratably with all other holders of senior subordinated debt, if any, in the assets remaining after we have paid all of the senior debt.

However, because the indenture governing the notes requires that amounts otherwise payable to holders of the notes in a bankruptcy or similar proceeding be paid to holders of the senior debt prior to any payment on the notes, holders of the notes may receive less, ratably, than our other general unsecured creditors in any such proceeding. In any of these cases, we may not have sufficient funds to pay all of our creditors, including holders of the notes.

The notes will not be secured by any of our assets nor those of our subsidiaries, and the lenders under our credit facility will be entitled to remedies available to a secured lender, which gives them priority over you to collect amounts due to them.

        As of March 31, 2004, we had $200.0 million of available credit under our $200.0 million bank credit facility. Our obligations under our $200.0 million bank credit facility are secured by, among other things, a first priority security interest in substantially all of our domestic oil and gas properties. In addition, our obligations under our bank credit facility are guaranteed by substantially all of our subsidiaries. The notes are unsecured and therefore do not have the benefit of such collateral. In addition, the notes will not be guaranteed by our subsidiaries. Accordingly, if an event of default occurs under our bank credit facility, the senior secured lenders will have a prior right to our assets and those of our subsidiaries, to the exclusion of the holders of the notes. In such event, such assets would first be used to repay in full amounts outstanding under the bank credit facility, resulting in all or a portion of our assets being unavailable to satisfy the claims of the holders of notes and other unsecured indebtedness.

        Payments on the notes are not guaranteed by our subsidiaries. Accordingly, the notes will be structurally subordinated to creditors of our subsidiaries. If we become insolvent or are liquidated, or if payment under our bank credit facility or in respect of any other secured senior indebtedness is accelerated, the lenders under our bank credit facility or holders of other secured senior indebtedness will be entitled to exercise the remedies available to a secured lender under applicable law, in addition to any remedies that may be available under documents pertaining to our bank credit facility or other senior debt. See the sections entitled "Description of the Notes" and "Description of Other Indebtedness."

We may not be able to repurchase the notes upon a change of control.

        Upon the occurrence of certain change of control events, holders of the notes or the convertible notes may require us to offer to repurchase all or any part of their notes or convertible notes. We may not have sufficient funds at the time of the change of control to make the required repurchases of either the notes or the convertible notes. Additionally, certain events that would constitute a "change of control" (as defined in the indenture governing the notes, including but not limited to the pending merger with Pioneer) would constitute an event of default under our bank credit facility that would, if it should occur, permit the lenders to institute a payment blockage or to accelerate the debt outstanding under our bank credit facility and that, in turn, would cause an event of default under the indenture.

        The source of funds for any repurchase required as a result of any change of control will be our available cash or cash generated from oil and natural gas operations or other sources, including borrowings, sales of assets, sales of equity or funds provided by a new controlling entity. We cannot assure you, however, that sufficient funds would be available at the time of any change of control to make any required repurchases of the notes tendered and to repay debt under our bank credit facility. Furthermore, using available cash to fund the potential consequences of a change of control may impair our ability to obtain additional financing in the future. Any future credit agreements or other agreements relating to debt to which we may become a party will most likely contain similar restrictions and provisions.

If the notes receive an investment grade rating, many of the covenants in the indenture governing the notes will be suspended, thereby reducing some of the protections for noteholders in the indenture.

        If at any time the notes receive investment grade ratings from both Standard & Poor's Rating Services and Moody's Investor Services, Inc., subject to certain additional conditions, many of the covenants in the indenture governing the notes, applicable to us and our restricted subsidiaries, including the limitations on debt and restricted payments, will be suspended. While these covenants will be reinstated if we fail to maintain investment grade ratings on the notes or in the event of a continuing default or event of default thereunder, during the suspension period, noteholders will not have the protection of these covenants and we will have greater flexibility to incur indebtedness and make restricted payments.

The terms of our bank credit facility and the indenture relating to the notes may restrict our current and future operations, particularly our ability to respond to industry or economic changes or to take certain actions.

        Our bank credit facility contains, and any future refinancing of our bank credit facility likely would contain, a number of restrictive covenants that impose significant operating and financial restrictions on us. Our credit facility includes covenants restricting, among other things, our ability to:

  •
  incur additional debt;

  •
  pay dividends and make investments, loans or advances;

  •
  create liens;

  •
  use the proceeds from sales of assets and capital stock;

  •
  enter into sale and leaseback transactions;

  •
  enter into transactions with affiliates;

  •
  transfer all or substantially all of our assets; and

  •
  enter into merger or consolidation transactions.

        The indenture relating to the notes also contains covenants including, among other things, restrictions on our ability to:

  •
  create liens or other encumbrances;

  •
  enter into sale and leaseback transactions;

  •
  sell or otherwise dispose of all or substantially all of our assets, or merge or consolidate with another entity; and

  •
  have our subsidiaries incur additional debt.

        Our bank credit facility also includes financial covenants, including requirements that we maintain:

  •
  a certain ratio of consolidated current assets to consolidated liabilities;

  •
  a maximum ratio of certain funded indebtedness to earnings before income taxes, depreciation and amortization;

  •
  a minimum consolidated net worth requirement; and

  •
  a minimum interest coverage ratio.

        A failure to comply with the covenants contained in our bank credit facility or the indenture could result in an event of default which could materially and adversely affect our operating results and our financial condition. In the event of any default under our bank credit facility, the lenders under our credit facility could elect to declare all borrowings outstanding, together with accrued and unpaid interest and fees, to be due and payable, and to require us to apply all of our available cash to repay these borrowings, which would be an event of default under the notes. In addition, our existing debt, and any new debt, may impose financial restrictions and other covenants on us that may be more restrictive than those applicable to the notes. For more information on our bank credit facility and the notes, you should carefully review the information in this prospectus under "Description of Other Indebtedness" and "Description of the Notes."

Risks Relating to Our Business

Oil and natural gas prices are volatile, and an extended decline in prices would hurt our profitability and financial condition.

        Our management expects the markets for oil and natural gas to continue to be volatile. Any substantial or extended decline in the price of oil or natural gas would negatively affect our financial condition and results of operations. Our revenues, operating results, profitability, future rate of growth and the carrying value of our oil and natural gas properties depend heavily on prevailing market prices for oil and natural gas. A material decline could reduce our cash flow and borrowing capacity, as well as the value and the amount of our natural gas reserves. Substantially all of our proved reserves are natural gas. Therefore, we are more directly impacted by volatility in the price of natural gas. Various factors beyond our control can affect prices of oil and natural gas. These factors include:

  •
  worldwide and domestic supplies of oil and natural gas;

  •
  the ability of the members of the Organization of Petroleum Exporting Countries to agree to and maintain oil price and production controls;

  •
  political instability or armed conflict in oil or natural gas producing regions;

  •
  the price and level of foreign imports;

  •
  worldwide economic conditions;

  •
  marketability of production;

  •
  the level of consumer demand;

  •
  the price, availability and acceptance of alternative fuels;

  •
  the availability of pipeline capacity;

  •
  weather conditions; and

  •
  actions of federal, foreign, state, provincial and local authorities.

These external factors and the volatile nature of the energy markets make it difficult to estimate future commodity prices.

        In addition, we may be required to write down or impair the carrying value of our oil and natural gas properties when oil and natural gas prices are depressed or unusually volatile. If a write-down is required, it would result in a charge to earnings and book value. Once incurred, a write-down of oil and natural gas properties is not reversible at a later date. We review, on a quarterly basis, the carrying value of our oil and natural gas properties under the full cost accounting rules of the SEC. Under these rules, capitalized costs of proved oil and natural gas properties, as adjusted for estimated asset retirement obligations, may not exceed the present value of estimated future net revenues from proved reserves, discounted at 10%. Application of the ceiling test generally requires pricing future reserves at the unescalated prices in effect as of the end of each fiscal quarter, after giving effect to our cash flow hedge positions, and requires a write-down for accounting purposes if the ceiling is exceeded, even if prices were depressed for only a short period of time.

Our operations require large amounts of capital that may not be recovered.

        If our revenues were to decrease due to lower oil and natural gas prices, decreased production or other reasons, and if we could not obtain capital through our credit facility or otherwise, our ability to execute our development plans, replace our reserves or maintain our production levels could be greatly limited. Our current development plans will require us to make large capital expenditures for the exploration and development of our natural gas properties. Historically, we have funded our capital expenditures through a combination of funds generated internally from sales of production or properties, the issuance of equity, long-term debt financing and short-term financing arrangements. Additional financing may not be available to us on acceptable terms. Future cash flows and the availability of financing will be subject to a number of variables, such as:

  •
  the success of our projects in the Raton, Piceance, Uintah and Western Canada Sedimentary Basins;

  •
  our success in locating and producing new reserves;

  •
  the level of production from existing wells; and

  •
  prices of oil and natural gas.

As a subsidiary of Pioneer Natural Resources Company (see "Recent Developments"), it is unlikely that we would issue equity securities to satisfy our financing requirements. Debt financing could lead to a diversion of cash flow to satisfy debt servicing obligations and to restrictions on our operations.

Information concerning our reserves and future net revenues is uncertain.

        Our SEC filings contain estimates of our proved oil and natural gas reserves and the estimated future net revenues from such reserves. Actual results will likely vary from amounts estimated, and any significant variance could have a material adverse effect on our future results of operations.

        Reserve estimates are based upon various assumptions, including assumptions required by the SEC relating to oil and natural gas prices, drilling and operating expenses, capital expenditures, taxes and availability of funds. The process of estimating reserves is complex. This process requires significant decisions and assumptions in the evaluation of available geological, geophysical, engineering and economic data for each reservoir. Furthermore, different reserve engineers may make different estimates of reserves and cash flow based on the same available data. Therefore, these estimates are not precise. However, the likelihood of recovery of these reserves is considerably more likely than not.

        Actual future production, oil and natural gas prices, revenues, taxes, development expenditures, operating expenses and quantities of recoverable oil and natural gas reserves will most likely vary from those estimated. Any significant variance could materially affect the estimated quantities and present value of reserves disclosed by us. In addition, we may adjust estimates of proved reserves to reflect production history, results of exploration and development, prevailing oil and natural gas prices and other factors, many of which are beyond our control.

        At December 31, 2003, approximately 38% of our estimated proved reserves were proved undeveloped. Estimation of proved undeveloped reserves and proved developed non-producing reserves is nearly always based on volumetric calculations rather than the performance data used to estimate producing reserves. Recovery of proved undeveloped reserves requires significant capital expenditures and successful drilling operations. Production revenues from estimated proved developed non-producing reserves will not be realized until some time in the future. The reserve data assumes that we will make significant capital expenditures to develop our reserves. Although we have prepared estimates of our reserves and the costs associated with these reserves in accordance with industry standards, these estimated costs may not be accurate, development may not occur as scheduled and actual results may not be as estimated.

        Analysts and investors should not construe the present value of future net reserves, or PV-10, as the current market value of the estimated oil and natural gas reserves attributable to our properties. Management has based the estimated discounted future net cash flows from estimated proved reserves on prices and costs as of the date of the estimate, in accordance with applicable regulations, whereas actual future prices and costs may be materially higher or lower. Many factors will affect actual future net cash flows, including:

  •
  the amount and timing of actual production;

  •
  supply and demand for natural gas;

  •
  curtailments or increases in consumption by natural gas purchasers; and

  •
  changes in governmental regulations or taxation.

        The timing of the production of oil and natural gas properties and of the related expenses affect the timing of actual future net cash flows from estimated proved reserves and, thus, their actual present value. In addition, the 10% discount factor, which we are required to use to calculate PV-10 for reporting purposes, is not necessarily the most appropriate discount factor given actual interest rates and risks to which our business or the oil and natural gas industry in general are subject.

Our exploratory and development drilling activities may not be successful.

        Our future drilling activities may not be successful, and our management cannot assure you that our overall drilling success rate or our drilling success rate for activity within a particular area will not decline. In addition, the wells that we drill may not recover all or any portion of our capital investment in the wells, infrastructure, or the underlying leaseholds. We are currently in the early stages of various exploration projects throughout the United States and Canada and we can offer no assurance that the development of these projects will occur as scheduled or that actual results will be in line with our initial estimates. Unsuccessful drilling activities could negatively affect our results of operations and financial condition. The cost of drilling, completing and operating wells is often uncertain, and a number of factors can delay or prevent drilling operations, including:

  •
  unexpected drilling conditions;

  •
  pressure or irregularities in formations;

  •
  equipment failures or accidents;

  •
  ability to hire and train personnel for drilling and completion services;

  •
  adverse weather conditions;

  •
  compliance with governmental requirements; and

  •
  shortages or delays in the availability of drilling rigs and the delivery of equipment.

        In addition, we may not be able to obtain any options or lease rights in potential drilling locations that we identify. There is no guarantee that the potential drilling locations that we have identified will ever produce oil and natural gas.

Our acquisition activities may not be successful.

        As part of our growth strategy, we may make additional acquisitions of businesses and properties. However, suitable acquisition candidates may not be available on terms and conditions that we find acceptable, and acquisitions pose substantial risks to our business, financial condition and results of operations. In pursuing acquisitions, we compete with other companies, many of which have greater financial and other resources to acquire attractive companies and properties. Even if future acquisitions are completed, the following are some of the risks associated with acquisitions:

  •
  some of the acquired businesses or properties may not produce revenues, earnings or cash flow at anticipated levels;

  •
  we may assume liabilities that were not disclosed or that exceed our estimates;

  •
  we may be unable to integrate acquired businesses successfully and realize anticipated economic, operational and other benefits in a timely manner, which could result in substantial costs and delays or other operational, technical or financial problems;

  •
  acquisitions could disrupt our ongoing business, distract management, divert resources and make it difficult to maintain our current business standards, controls and procedures;

  •
  we may finance future acquisitions by issuing common stock for some or all of the purchase price, which could dilute the ownership interests of our stockholders; and

  •
  we may incur additional debt related to future acquisitions.

We face risks inherent in expanding our operations into Canada.

        As a result of our October 2003 acquisition of Carbon Energy Corporation, we acquired Carbon's working interests in Alberta, Canada. These international operations may be adversely affected by currency fluctuations. The expenses of such operations are payable in Canadian dollars. As a result, our Canadian operations are subject to risk of fluctuations in the relative value of the Canadian and United States dollars.

We may be affected by natural gas prices in the Rocky Mountain region.

        As a result of our acquisition of Carbon, we acquired Carbon's working interests in the Piceance Basin in Colorado and the Uintah Basin in Utah. The prices to be received by us for the natural gas production from these properties will be determined mainly by factors affecting the regional supply of and demand for natural gas, as well as the general availability of pipeline capacity to deliver natural gas to the market. Based on recent experience, regional differences could cause a negative basis differential between the published indices generally used to establish the price received for regional natural gas production and the actual price we receive for natural gas production.

We face strong competition in the oil and natural gas industry, and the resources of many of our competitors are greater than ours.

        We operate in a highly competitive industry. We compete with major oil companies, independent producers and institutional and individual investors, which are actively seeking oil and natural gas properties throughout the world, along with the equipment, labor and materials required to operate properties. Many of our competitors have financial and technological resources vastly exceeding those available to us. Many oil and natural gas properties are sold in a competitive bidding process in which we may lack technological information or expertise available to other bidders. We cannot assure you that we will be successful in acquiring and developing profitable properties in the face of this competition.

Our operations are subject to the business and financial risk of oil and natural gas exploration.

        The business of exploring for and, to a lesser extent, developing oil and natural gas properties is an activity that involves a high degree of business and financial risk. Property acquisition decisions generally are based on various assumptions and subjective judgments that are speculative. It is impossible to predict accurately the ultimate production potential, if any, of a particular property or well. Moreover, the successful completion of an oil or natural gas well does not ensure a profit on investment.

        A variety of factors, both geological and market-related, can cause a well to become uneconomic or marginally economic.

Our business is subject to operating hazards that could result in substantial losses.

        The oil and natural gas business involves operating hazards such as well blowouts, craterings, explosions, uncontrollable flows of oil, natural gas or well fluids, fires, formations with abnormal pressures, pipeline ruptures or spills, pollution, releases of toxic gas and other environmental hazards and risks, any of which could cause us a substantial loss. In addition, we may be held liable for environmental damage caused by previous owners of property that we own or lease. As a result, we may face substantial liabilities to third parties or governmental entities, which could reduce or eliminate funds available for operation, development, production, exploration or acquisitions or cause us to incur losses. An event that is not fully covered by insurance—for example, losses resulting from pollution and environmental risks, which are not fully insurable—could have a material adverse effect on our financial condition and results of operations.

Hedging transactions may limit our potential gains or expose us to loss.

        To manage our exposure to price risks in the marketing of our natural gas, we enter into natural gas fixed price physical delivery contracts as well as commodity price swap and collar contracts from time to time with respect to a portion of our current or future production. These transactions may limit our potential gains if natural gas prices were to rise substantially over the price established by the contracts. In addition, such transactions may expose us to the risk of financial loss in certain circumstances, including instances in which:

  •
  our production is less than expected;

  •
  there is a widening of price differentials between delivery points for our production and the delivery points assumed in the hedge arrangements;

  •
  the counterparties to our futures contracts fail to perform under the contracts; or

  •
  a sudden, unexpected event materially impacts natural gas prices.

We may face unanticipated water disposal costs.

        Where groundwater produced from our coal bed methane projects fails to meet the quality requirements of applicable regulatory agencies or our wells produce water in excess of the applicable volumetric permit limit, we may have to drill additional disposal wells to re-inject the produced water back into deep underground rock formations. The costs to dispose of this produced water may increase if any of the following occur:

  •
  we cannot obtain future permits from applicable regulatory agencies;

  •
  water of lesser quality is produced;

  •
  our wells produce excess water; or

  •
  new laws or regulations require water to be disposed of in a different manner.

We have limited protection for our technology and depend on technology owned by others.

        We use operating practices that management believes are of significant value in developing coal bed methane resources. In most cases, patent or other intellectual property protection is unavailable for this technology. Our use of independent contractors in most aspects of our drilling and some completion operations makes the protection of such technology more difficult. Moreover, we rely on the technological expertise of the independent contractors that we retain for our oil and natural gas operations. We have no long-term agreements with these contractors, and thus we cannot be sure that we will continue to have access to this expertise.

We must comply with complex federal, foreign, state, provincial and local laws and regulations.

        Federal, foreign, state, provincial and local authorities extensively regulate the oil and natural gas industry. Noncompliance with these statutes and regulations may lead to substantial penalties. In addition, the overall regulatory burden on the industry increases the cost of doing business and, in turn, decreases profitability. Regulations affect various aspects of oil and natural gas drilling and production activities, including the pricing and marketing of oil and natural gas production, the drilling of wells (through permit and bonding requirements), the positioning of wells, the unitization or pooling of oil and natural gas properties, environmental matters, safety standards, the sharing of markets, production limitations, plugging and abandonment, and restoration. These laws and regulations are under constant review for amendment or expansion.

We may incur substantial costs to comply with stringent environmental regulations.

        Our operations are subject to stringent and constantly changing environmental laws and regulations adopted by federal, foreign, state, provincial and local governmental authorities. We could be forced to expend significant resources to comply with new laws or regulations, or changes to current requirements. Governmental environmental agencies have relatively little experience with the regulation of coal bed methane operations, which are technologically different from conventional oil and natural gas operations. This inexperience has created uncertainty regarding how these agencies will interpret air, water and waste laws and regulations and other requirements to coal bed methane drilling, fracture stimulation methods, production and water disposal operations. We will continue to be subject to uncertainty associated with new regulatory interpretations and inconsistent interpretations between governmental environmental agencies. We could face significant liabilities to the government and third parties for discharges of oil, natural gas or other pollutants into the air, soil or water, and we could have to spend substantial amounts on investigations, litigation and remediation. Moreover, our failure to comply with these laws and regulations may result in the assessment of administrative, civil and criminal penalties, the imposition of investigatory and remedial obligations and the issuance of injunctions that restrict or prohibit the performance of operations. See our Annual Report on Form 10-K for the fiscal year ended December 31, 2003, under the heading "Government Regulation of the Oil and Gas Industry—Environmental Matters."

Our business depends on transportation facilities owned by others.

        The marketability of our natural gas production depends in part on the availability, proximity and capacity of pipeline systems owned by third parties, and changes in our contracts with these third parties could materially affect our operations. Through our subsidiaries, we have entered into a series of firm transportation service agreements with Colorado Interstate Gas Company providing for the transportation of our natural gas production from the Raton Basin to the Mid-Continent markets. See Item 1 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2003, under the heading "Customers and Markets—Gas Marketing and Transportation."

        In addition, federal, foreign, state, provincial and local regulation of oil and natural gas production and transportation, tax and energy policies, changes in supply and demand, pipeline pressures, and general economic conditions could adversely affect our ability to transport our natural gas. See Item 1 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2003, under the heading "Government Regulation of the Oil and Gas Industry—Federal Regulation of the Sale and Transportation of Oil and Gas."

Market conditions could cause us to incur losses on our transportation contracts.

        We have natural gas transportation contracts that require us to transport minimum volumes of natural gas. If we ship smaller volumes, we may be liable for the shortfall. Unforeseen events, including production problems or substantial decreases in the price or demand for natural gas, could cause us to ship less than the required volumes, resulting in losses on these contracts. See Note 13 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2003.

We depend on key personnel and do not have employment agreements with our executive officers.

        Our success depends on the continued services of our executive officers and a limited number of other senior management and technical personnel, and we do not have employment agreements with these employees. Our key personnel include Mark S. Sexton, President and Chief Executive Officer, Dennis R. Carlton, Executive Vice President—Exploration and Chief Operating Officer, Kevin R. Collins, Executive Vice President—Finance, Chief Financial Officer, Treasurer and Secretary, and J. Scott Zimmerman, Vice President—Operations and Engineering. Loss of the services of any of these people could result in financial losses and interruptions in operations.

The integration of us and Pioneer following the proposed merger will present significant challenges.

        Upon completion of the proposed merger, the integration of our operations with those of Pioneer will require significant management resources over the near term following the proposed merger. The difficulties of assimilation may be increased by the necessity of coordinating geographically separated organizations and integrating operations, systems and personnel. The process of combining the organizations may cause an interruption of, or a loss of momentum in, the activities of some or all of our businesses or Pioneer's businesses, which could have an adverse effect on the revenues and operating results of us and/or the combined company, at least in the near term. The failure to successfully integrate the companies, to retain key personnel, to successfully establish controls and procedures and to successfully manage the challenges presented by the integration process may result in us and Pioneer not achieving the anticipated potential benefits of the merger.

We and our directors are defendants in a class action lawsuit filed in connection with the proposed merger with Pioneer, and the combined company will be subject to other lawsuits and claims.

        A number of lawsuits and claims are pending separately against Pioneer and us, some of which seek large amounts of damages. In particular, on May 13, 2004, after we announced the merger with Pioneer, a class action lawsuit was filed against us and our directors. The lawsuit alleges that we and our directors breached our fiduciary duties to our stockholders by, among other things, agreeing to unfair and inadequate consideration for the shares of Evergreen common stock held by our stockholders. This lawsuit and any other similar lawsuits could result in different merger consideration being paid to the holders of our common stock who are plaintiffs in such suits than the consideration paid to our other stockholders. In addition, the combined company may have to indemnify our directors for damages levied against the directors as a result of such lawsuits. Although management of each of us and Pioneer believes that none of the lawsuits or claims pending against their respective companies will have a material adverse effect on the combined company's financial condition or liquidity, litigation is inherently uncertain, and the lawsuits and claims could have a material adverse effect on the combined company's results of operations for the accounting period or periods in which one or more of them might be resolved adversely.

RECENT DEVELOPMENTS

        On May 3, 2004, Pioneer Natural Resources Company and Evergreen entered into a merger agreement pursuant to which BC Merger Sub, Inc., a newly formed wholly-owned subsidiary of Pioneer, will be merged with and into Evergreen, resulting in Evergreen becoming a wholly-owned subsidiary of Pioneer.

        Under the merger agreement, subject to allocation and proration provisions designed to provide that the total consideration payable by Pioneer (excluding cash for our Kansas assets) is approximately 50% cash and 50% common stock, our stockholders will have the option to elect among three types of consideration: (1) 1.1635 shares of common stock, $.01 par value per share, of Pioneer; (2) $39.00 in cash; or (3) 0.58175 shares of Pioneer common stock and $19.50 in cash. Our stockholders who do not make an election will receive 0.58175 shares of Pioneer common stock and $19.50 in cash. Each share of Pioneer common stock also includes a right to purchase one-thousandth of a share of Series A Junior Participating Preferred Stock, par value $.01 per share, of Pioneer pursuant to the Rights Agreement dated as of July 20, 2001, between Pioneer and Continental Stock Transfer & Trust Company, as Rights Agent. The aggregate merger consideration paid to our stockholders at the closing of the proposed merger will be 25 million shares of Pioneer common stock (with related rights) and a total of $850 million in cash. Our stockholders who elect all stock consideration or all cash consideration will be subject to allocation of the stock and cash such that the aggregate amounts of stock and cash will be as set forth in the preceding sentence.

        In addition, we will seek to sell our Kansas assets before the closing date of the proposed merger. Our stockholders will receive an additional cash payment of the greater of (1) $0.35 per share (approximately $15 million) as consideration from Pioneer for the Kansas properties in the merger, or (2) the gross proceeds less transaction costs from the sale of the Kansas properties to a third party that closes before the closing date of the proposed merger.

        In connection with the merger agreement, Pioneer entered into Consulting and Non-Competition Agreements with Dennis R. Carlton and Kevin R. Collins, each of whom are executive officers of Evergreen, and a Non-Competition Agreement with Mark S. Sexton, the Chairman of the Board of Directors and President and Chief Executive Officer of Evergreen. All three agreements will be effective upon the closing of the merger and will prohibit competition against Pioneer in the Raton Basin for a period of one year after the proposed merger. In addition, we amended our Shareholder Rights Agreement in order to facilitate the closing of the merger.

        The proposed merger is subject to approval by the holders of a majority of our common stock, and the issuance of Pioneer common stock pursuant to the merger agreement is subject to approval by the holders of Pioneer common stock. In addition, the proposed merger is subject to the listing of the shares of Pioneer common stock to be issued in the proposed merger on the New York Stock Exchange, the clearance or expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the satisfaction of other customary closing conditions.

        The merger agreement with Pioneer provides that upon the request of Pioneer, and in exchange for Pioneer's agreement to cause the subordination provisions of the notes to be eliminated and to assume the notes, we will use our commercially reasonable efforts to solicit consents from the holders of the notes to amend the notes in order to eliminate or amend certain covenants of the notes, effective as of the effective time of the proposed merger.

        On May 13, 2004, after we had announced the merger with Pioneer, a class action lawsuit was filed against us and our directors. The lawsuit alleges that we and our directors breached our fiduciary duties to our stockholders by, among other things, agreeing to unfair and inadequate consideration for the shares of Evergreen common stock held by our stockholders. This lawsuit could result in different merger consideration being paid to the holders of our common stock who are plaintiffs in the lawsuit than the consideration paid to our other stockholders.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        Certain statements included in this prospectus are "forward-looking statements." Forward-looking statements can be identified by words such as "believes," "anticipates," "expects," "estimates," "intends," "plans," "projects" and words of similar import. We have based these forward-looking statements on our current expectations and projections about future events and trends affecting the financial condition of our business that may prove to be incorrect. These forward-looking statements relate to future events, our future financial performance, and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance, achievements or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward looking statements. You should specifically consider the various factors identified in this prospectus, particularly those under the caption "Risk Factors," and in any other documents filed by us with the SEC that could cause actual results to differ materially from our forward-looking statements.

        All forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by this cautionary statement. Any forward-looking statement speaks only as of the date it was made, and, except for our ongoing obligations to disclose material information as required by the federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this report might not transpire.

        You should note the forward-looking statements doctrine embodied in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, may be deemed not to apply to these forward-looking statements or to any forward-looking statements incorporated by reference into this prospectus.

THE EXCHANGE OFFER

General

        We are offering to exchange up to $200 million in the aggregate principal amount of new notes for the same aggregate principal amount of outstanding notes. We are making the exchange offer for all of the outstanding notes. Your participation in the exchange offer is voluntary and you should carefully consider whether to accept this offer.

Purpose and Effect of the Exchange Offer

        In connection with the issuance of the outstanding notes, we entered into an exchange and registration rights agreement. Under this agreement, we agreed to file under the Securities Act, no later than 90 days after the issuance of the outstanding notes on March 10, 2004, a registration statement with the SEC relating to a registered offer to exchange each outstanding note for a new note having terms substantially identical in all material respects to such note except that the new note will be registered pursuant to an effective registration statement under the Securities Act and will contain no provisions for additional interest. We further agreed to use our reasonable best efforts to:

  •
  cause the registration statement to be declared effective under the Securities Act as soon as practicable, but no later than 180 days after the original issuance of the outstanding notes;

  •
  commence and complete the exchange offer promptly, but no later than 45 days after the registration statement has become effective; and

  •
  keep the exchange offer open for at least 30 days (or longer if required by applicable law) after the date notice of the exchange offer is mailed to the holders of the outstanding notes and exchange new notes for outstanding notes that are properly tendered and not withdrawn on or prior to the expiration date.

        As soon as practicable after the registration statement is declared effective, we will offer to the holders of outstanding notes the opportunity to exchange their outstanding notes for new notes registered under the Securities Act. Holders are eligible if they are not prohibited by any law or policy of the SEC from participating in this exchange offer. The new notes will be substantially identical to the outstanding notes except that the new notes will not contain terms with respect to transfer restrictions, registration rights or additional interest.

        Under limited circumstances, we agreed to file a shelf registration statement for the resale of the outstanding notes within 30 days after such obligation to file arises. We also agreed to use our reasonable best efforts to cause the shelf registration statement to become or be declared effective no later than 120 days after the shelf registration statement has been filed and to keep the shelf registration statement effective for up to two years after its effective date. The circumstances include if:

  •
  a change in applicable interpretations by the staff of the SEC does not permit the transfer of new notes without restriction under the Securities Act by holders other than (1) our affiliates, (2) a holder who acquires new notes outside the ordinary course of business, (3) a holder who is participating, intends to participate or has an arrangement or understanding with any person to participate in the exchange offer for the purpose of distributing new notes and (4) a holder that is a broker-dealer with respect to new notes received in exchange for outstanding notes acquired directly from us;

  •
  for any other reason the exchange offer is not consummated within 255 days from March 10, 2004, the date of the original issuance of the outstanding notes; or

  •
  the exchange offer is not available to any holder of outstanding notes.

        Subject to certain exceptions, we will pay additional cash interest on the applicable outstanding notes:

  •
  if the exchange offer is not consummated within 45 days after the registration statement has been declared effective;

  •
  if obligated to file a shelf registration statement, we fail to file the shelf registration statement with the SEC on or prior to the 30th day after the date on which the obligation to file a shelf registration statement arises;

  •
  if obligated to file a shelf registration statement, the shelf registration statement is not declared effective on or prior to the 120th day after the date on which the shelf registration statement is filed; or

  •
  after this registration statement or the shelf registration statement, as the case may be, is declared effective, if such registration statement thereafter ceases to be effective (subject to certain exceptions) without being succeeded immediately by an additional registration statement filed and declared effective (each such event referred to in the preceding clauses being a "registration default").

        The rate of the additional interest will be 0.25% per year for the first 90-day period immediately following the occurrence of a registration default, and such rate will increase by an additional 0.25% per year with respect to each subsequent 90-day period until all registration defaults have been cured, up to a maximum additional interest rate of 1.0% per year. Such additional interest will be in addition to any other interest payable from time to time with respect to the outstanding notes and the new notes.

        To exchange your outstanding notes for transferable new notes in the exchange offer, you will be required to make the following representations:

  •
  any new notes will be acquired in the ordinary course of your business;

  •
  you have no arrangement or understanding with any person or entity to participate in the distribution of the new notes;

  •
  you are not engaged in and do not intend to engage in the distribution of the new notes;

  •
  if you are a broker-dealer that will receive new notes for your own account in exchange for outstanding notes, you acquired those notes as a result of market-making activities or other trading activities and you will deliver a prospectus, as required by law, in connection with any resale of such new notes; and

  •
  you are not our "affiliate," as defined in Rule 405 under the Securities Act.

        In addition, in order for your outstanding notes to be included in the shelf registration statement, we may require you to provide information to be used in connection with the shelf registration statement. A holder who sells outstanding notes under the shelf registration statement generally will be required to be named as a selling securityholder in the related prospectus and to deliver a prospectus to purchasers. Such a holder will also be subject to the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the exchange and registration rights agreement that are applicable to such a holder, including indemnification obligations.

        The description of the exchange and registration rights agreement contained in this section is a summary only. For more information, you should review the provisions of the exchange and registration rights agreement that we filed with the SEC as an exhibit to the registration statement of which this prospectus is a part.

Resale of New Notes

        Based on no-action letters of the SEC staff issued to third parties, we believe that new notes may be offered for resale, resold and otherwise transferred by you without further compliance with the registration and prospectus delivery provisions of the Securities Act if:

  •
  you are not our "affiliate" within the meaning of Rule 405 under the Securities Act;

  •
  such new notes are acquired in the ordinary course of your business; and

  •
  you are not participating, do not intend to participate and have no arrangement or understanding with any person to participate in a distribution of the new notes.

        The SEC, however, has not considered the exchange offer for the new notes in the context of a no-action letter, and the SEC may not make a similar determination as in the no-action letters issued to these third parties.

        If you tender in the exchange offer with the intention of participating in any manner in a distribution of the new notes, you

  •
  cannot rely on such interpretations by the SEC staff; and

  •
  must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

        Unless an exemption from registration is otherwise available, any security holder intending to distribute new notes should ensure that such distribution is covered by an effective registration statement under the Securities Act. The registration statement should contain the selling security holder's information required by Item 507 of Regulation S-K under the Securities Act.

        This prospectus may be used for an offer to resell, resale or other retransfer of new notes only as specifically described in this prospectus. Failure to comply with the registration and prospectus delivery requirements by a holder subject to these requirements could result in that holder incurring liability for which it is not indemnified by us. If you are a broker-dealer, you may participate in the exchange offer only if you acquired the outstanding notes as a result of market-making activities or other trading activities. Each broker-dealer that receives new notes for its own account in exchange for outstanding notes, where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge in the letter of transmittal that it will deliver a prospectus in connection with any resale of the new notes. Please read the section captioned "Plan of Distribution" for more details regarding the transfer of new notes.

Terms of the Exchange Offer

        Subject to the terms and conditions described in this prospectus and in the letter of transmittal, we will accept for exchange any outstanding notes properly tendered and not withdrawn prior to 5:00 p.m. New York City time on the expiration date. We will issue new notes in principal amount equal to the principal amount of outstanding notes surrendered under the exchange offer. Outstanding notes may be tendered only for new notes and only in integral multiples of $1,000.

        The exchange offer is not conditioned upon any minimum aggregate principal amount of outstanding notes being tendered for exchange.

        As of the date of this prospectus, $200 million in aggregate principal amount of the outstanding notes are outstanding. This prospectus is being sent to DTC, the sole registered holder of the outstanding notes, and to all persons that we can identify as beneficial owners of the outstanding notes. There will be no fixed record date for determining registered holders of outstanding notes entitled to participate in the exchange offer.

        We intend to conduct the exchange offer in accordance with the provisions of the exchange and registration rights agreement, the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC. Outstanding notes that the holders thereof do not tender for exchange in the exchange offer will remain outstanding and continue to accrue interest. These outstanding notes will be entitled to the rights and benefits such holders have under the indenture relating to the notes and the exchange and registration rights agreement.

        We will be deemed to have accepted for exchange properly tendered outstanding notes when we have given oral or written notice of the acceptance to the exchange agent and complied with the applicable provisions of the exchange and registration rights agreement. The exchange agent will act as agent for the tendering holders for the purposes of receiving the new notes from us.

        If you tender outstanding notes in the exchange offer, you will not be required to pay brokerage commissions or fees or, subject to the letter of transmittal, transfer taxes with respect to the exchange of outstanding notes. We will pay all charges and expenses, other than certain applicable taxes described below, in connection with the exchange offer. It is important that you read the section labeled "—Fees and Expenses" for more details regarding fees and expenses incurred in the exchange offer.

        We will return any outstanding notes that we do not accept for exchange for any reason without expense to their tendering holder as promptly as practicable after the expiration or termination of the exchange offer.

Expiration Date

        The exchange offer will expire at 5:00 p.m. New York City time on July 30, 2004, unless, in our sole discretion, we extend it.

Extensions, Delays in Acceptance, Termination or Amendment

        We expressly reserve the right, at any time or various times, to extend the period of time during which the exchange offer is open. During any such extensions, all outstanding notes previously tendered will remain subject to the exchange offer, and we may accept them for exchange.

        In order to extend the exchange offer, we will notify the exchange agent orally or in writing of any extension. We will notify the registered holders of outstanding notes of the extension no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration date.

        If any of the conditions described below under "—Conditions to the Exchange Offer" have not been satisfied, we reserve the right, in our sole discretion:

  •
  to delay accepting for exchange any outstanding notes,

  •
  to extend the exchange offer, or

  •
  to terminate the exchange offer,

by giving oral or written notice of such delay, extension or termination to the exchange agent. Subject to the terms of the exchange and registration rights agreement, we also reserve the right to amend the terms of the exchange offer in any manner.

        Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the registered holders of outstanding notes. If we amend the exchange offer in a manner that we determine to constitute a material change, we will promptly disclose such amendment by means of a prospectus supplement. The supplement will be distributed to the registered holders of the outstanding notes. Depending upon the significance of the amendment and the manner of disclosure to the registered holders, we will extend the exchange offer if the exchange offer would otherwise expire during such period.

Conditions to the Exchange Offer

        We will not be required to accept for exchange, or exchange any new notes for, any outstanding notes if the exchange offer, or the making of any exchange by a holder of outstanding notes, would violate applicable law or any applicable interpretation of the staff of the SEC. Similarly, we may terminate the exchange offer as provided in this prospectus before accepting outstanding notes for exchange in the event of such a potential violation.

        In addition, we will not be obligated to accept for exchange the outstanding notes of any holder that has not made to us the representations described under "—Purpose and Effect of the Exchange Offer," "—Procedures for Tendering" and "Plan of Distribution" and such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to allow us to use an appropriate form to register the new notes under the Securities Act.

        We expressly reserve the right to amend or terminate the exchange offer, and to reject for exchange any outstanding notes not previously accepted for exchange, upon the occurrence of any of the conditions to the exchange offer specified above. We will give oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the outstanding notes as promptly as practicable.

        These conditions are for our sole benefit, and we may assert them or waive them in whole or in part at any time or at various times in our sole discretion. If we fail at any time to exercise any of these rights, this failure will not mean that we have waived our rights. Each such right will be deemed an ongoing right that we may assert at any time or at various times.

        In addition, we will not accept for exchange any outstanding notes tendered, and will not issue new notes in exchange for any such outstanding notes, if at such time any stop order has been threatened or is in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture relating to the notes under the Trust Indenture Act of 1939.

Procedures for Tendering

        In order to participate in the exchange offer, you must properly tender your outstanding notes to the exchange agent as described below. It is your responsibility to properly tender your notes. We have the right to waive any defects. However, we are not required to waive defects and are not required to notify you of defects in your tender.

        If you have any questions or need help in exchanging your notes, please call the exchange agent, whose address and phone number are set forth in "Prospectus Summary—The Exchange Offer—Exchange Agent."

        All of the outstanding notes were issued in book-entry form, and all of the outstanding notes are currently represented by global certificates held for the account of DTC. We have confirmed with DTC that the outstanding notes may be tendered using the Automated Tender Offer Program ("ATOP") instituted by DTC. The exchange agent will establish an account with DTC for purposes of the exchange offer promptly after the commencement of the exchange offer and DTC participants may electronically transmit their acceptance of the exchange offer by causing DTC to transfer their outstanding notes to the exchange agent using the ATOP procedures. In connection with the transfer, DTC will send an "agent's message" to the exchange agent. The agent's message will state that DTC has received instructions from the participant to tender outstanding notes and that the participant agrees to be bound by the terms of the letter of transmittal.

        By using the ATOP procedures to exchange outstanding notes, you will not be required to deliver a letter of transmittal to the exchange agent. However, you will be bound by its terms just as if you had signed it.

        There is no procedure for guaranteed late delivery of the notes.

  Determinations Under the Exchange Offer

        We will determine in our sole discretion all questions as to the validity, form, eligibility, time of receipt, acceptance of tendered outstanding notes and withdrawal of tendered outstanding notes. Our determination will be final and binding. We reserve the absolute right to reject any outstanding notes not properly tendered or any outstanding notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defect, irregularities or conditions of tender as to particular outstanding notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, all defects or irregularities in connection with tenders of outstanding notes must be cured within such time as we shall determine. Although we intend to notify holders of defects or irregularities with respect to tenders of outstanding notes, neither we, the exchange agent nor any other person will incur any liability for failure to give such notification. Tenders of outstanding notes will not be deemed made until such defects or irregularities have been cured or waived. Any outstanding notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned to the tendering holder, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

  When We Will Issue New Notes

        In all cases, we will issue new notes for outstanding notes that we have accepted for exchange under the exchange offer only after the exchange agent timely receives:

  •
  a book-entry confirmation of such outstanding notes into the exchange agent's account at DTC; and

  •
  a properly transmitted agent's message.

  Return of Outstanding Notes Not Accepted or Exchanged

        If we do not accept any tendered outstanding notes for exchange or if outstanding notes are submitted for a greater principal amount than the holder desires to exchange, the unaccepted or non-exchanged outstanding notes will be returned without expense to their tendering holder. Such non-exchanged outstanding notes will he credited to an account maintained with DTC. These actions will occur as promptly as practicable after the expiration or termination of the exchange offer.

  Your Representations to Us

        By agreeing to be bound by the letter of transmittal, you will represent to us that, among other things:

  •
  any new notes that you receive will be acquired in the ordinary course of your business;

  •
  you have no arrangement or understanding with any person or entity to participate in the distribution of the new notes;

  •
  you are not engaged in and do not intend to engage in the distribution of the new notes;

  •
  if you are a broker-dealer that will receive new notes for your own account in exchange for outstanding notes, you acquired those notes as a result of market-making activities or other trading activities and you will deliver a prospectus, as required by law, in connection with any resale of such new notes; and

  •
  you are not our "affiliate," as defined in Rule 405 under the Securities Act.

Withdrawal of Tenders

        Except as otherwise provided in this prospectus, you may withdraw your tender at any time prior to 5:00 p.m. New York City time on the expiration date. For a withdrawal to be effective you must comply with the appropriate procedures of DTC's ATOP system. Any notice of withdrawal must specify the name and number of the account at DTC to be credited with withdrawn outstanding notes and otherwise comply with the procedures of DTC.

        We will determine all questions as to the validity, form, eligibility and time of receipt of notice of withdrawal. Our determination shall be final and binding on all parties. We will deem any outstanding notes so withdrawn not to have been validly tendered for exchange for purposes of the exchange offer.

        Any outstanding notes that have been tendered for exchange but are not exchanged for any reason will be credited to an account maintained with DTC for the outstanding notes. This return or crediting will take place as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. You may retender properly withdrawn outstanding notes by following the procedures described under "—Procedures for Tendering" above at any time prior to 5:00 p.m., New York City time, on the expiration date.

Fees and Expenses

        We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail; however, we may make additional solicitation by telegraph, telephone or in person by our officers and regular employees and those of our affiliates.

        We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to broker-dealers or others soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and reimburse it for its related reasonable out-of-pocket expenses.

        We will pay the cash expenses to be incurred in connection with the exchange offer. They include:

  •
  SEC registration fees;

  •
  fees and expenses of the exchange agent and trustee;

  •
  accounting and legal fees and printing costs; and

  •
  related fees and expenses.

Transfer Taxes

        We will pay all transfer taxes, if any, applicable to the exchange of outstanding notes under the exchange offer. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if a transfer tax is imposed for any reason other than the exchange of outstanding notes under the exchange offer.

Consequences of Failure to Exchange

        If you do not exchange new notes for your outstanding notes under the exchange offer, you will remain subject to the existing restrictions on transfer of the outstanding notes. In general, you may not offer or sell the outstanding notes unless they are registered under the Securities Act, or if the offer or sale is exempt from registration under the Securities Act and applicable state securities laws. Except as required by the exchange and registration rights agreement, we do not intend to register resales of the outstanding notes under the Securities Act.

Accounting Treatment

        We will record the new notes in our accounting records at the same carrying value as the outstanding notes. This carrying value is the aggregate principal amount of the outstanding notes less any bond discount, as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes in connection with the exchange offer.

Other

        Participation in the exchange offer is voluntary, and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.

        We may in the future seek to acquire untendered outstanding notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any outstanding notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered outstanding notes.

RATIO OF EARNINGS TO FIXED CHARGES

        Our consolidated ratio of earnings to fixed charges for each of the periods indicated are as follows:

								As Adjusted
						For the three months ended March 31,			Three months ended March 31, 2004
	For the years ended December 31,
								Year ended December 31, 2003
	1999	2000	2001	2002	2003	2003	2004
Ratio of earnings to fixed charges(1)	3.99	7.45	7.15	*	12.02	11.54	10.50	7.03	7.40

*
During the year ended December 31, 2002, earnings were insufficient to cover fixed charges by $11.8 million.

(1)
The ratio of earnings to fixed charges has been computed by dividing earnings available for fixed charges (earnings from continuing operations before income taxes plus fixed charges less capitalized interest) by fixed charges (interest expense plus capitalized interest). Interest expense includes the portion of operating expenses that we believe is representative of the interest component of rental expense.

USE OF PROCEEDS

        We will not receive any cash proceeds from the issuance of the new notes. In consideration for issuing the new notes as contemplated in this prospectus, we will receive in exchange the outstanding notes in like principal amounts, which we will cancel. Accordingly, there will not be an increase in our outstanding indebtedness.

        Of the $193.4 million net proceeds from the issuance of the outstanding notes, after deducting the expenses of the offering, approximately $141.0 million of the net proceeds were used to completely discharge outstanding indebtedness under our $200.0 million revolving credit facility. The balance will be used to fund future development expenditures and for general corporate purposes.

DESCRIPTION OF OTHER INDEBTEDNESS

Credit Facilities

        As of May 31, 2002, Evergreen entered into a $200.0 million revolving credit facility with a bank group. The credit facility is available through July 1, 2005. Advances pursuant to this credit facility are limited to a borrowing base, which is presently $200.0 million. Evergreen may elect to use either the LIBO rate plus a margin of 1.125% to 1.50% or the prime rate plus a margin of 0% to 0.25%, with margins on both rates determined on the average outstanding borrowings under the credit facility. The borrowing base is redetermined semi-annually by the bank group based upon evaluations of Evergreen's estimated proved reserves. An average annual commitment fee of 0.375% is charged quarterly for any unused portion of the credit line. Evergreen's obligations are secured by, among other things, a first priority security interest in substantially all of Evergreen's domestic oil and gas properties and guaranteed by substantially all of Evergreen's subsidiaries. The credit agreement also contains certain net worth, leverage and ratio requirements. At March 31, 2004, Evergreen had no outstanding borrowings under this credit facility.

Senior Convertible Notes

        In December 2001, Evergreen issued $100 million of senior unsecured convertible notes which are due December 15, 2021. The convertible notes bear interest at a fixed annual rate of 4.75%, which is to be paid in cash on June 15 and December 15 of each year. In addition to the fixed interest, Evergreen will pay contingent interest to the holders of the convertible notes if the average trading price of the convertible notes for an established number of days equals 120% or more of the principal amount of the convertible notes. The rate of contingent interest payable in respect to any six-month period will equal the greater of (1) a per annum rate equal to 5.0% of Evergreen's estimated per annum borrowing rate for senior non-convertible fixed-rate debt with a maturity date comparable to the convertible notes or (2) 0.3% per annum. In no event may the contingent interest rate exceed 0.4% per annum. Evergreen paid contingent interest of $0.2 million during 2003 and will pay an additional $0.2 million in contingent interest on June 15, 2004.

        The 4.75% senior convertible notes are general unsecured obligations, ranking on a parity in right of payment with all of Evergreen's existing and future senior indebtedness, and senior in right of payment with all of Evergreen's future subordinated indebtedness. The convertible notes are due on December 15, 2021 but are redeemable at either Evergreen's option or the holder's option on other specified dates. Evergreen may redeem the convertible notes at its option in whole or in part beginning on December 20, 2006, at 100% of their principal amount plus accrued and unpaid interest (including contingent interest). Holders of the convertible notes may require Evergreen to repurchase the convertible notes if a change in control of Evergreen occurs. Holders may also require us to repurchase all or part of the convertible notes on December 20, 2006, December 15, 2011 and December 15, 2016 at a repurchase price of 100% of the principal amount of the convertible notes plus accrued and unpaid interest (including contingent interest). On December 20, 2006, Evergreen may pay the repurchase price in cash, in shares of common stock, or in any combination of cash and common stock. On December 15, 2011 and December 15, 2016, Evergreen must pay the repurchase price in cash.

        The convertible notes are convertible into shares of common stock of Evergreen under certain circumstances at a conversion price of $25 per share, subject to certain adjustments. The notes can be converted at the option of the holder if for a specified period of time, the closing price of Evergreen common stock exceeds 110% of the conversion price or if the average trading price of the convertible notes for a specified period of time is less than 105% of an average conversion value as defined by the indenture governing the convertible notes. The convertible notes may also be converted into shares of common stock of Evergreen at the election of the holder (1) upon notice of redemption, (2) at any time the convertible notes are rated by either Moody's Investors Service, Inc. or Standard & Poor's

Rating Group and the credit rating initially assigned to the convertible notes by either such rating agency is reduced by two or more ratings levels, or (3) upon the occurrence of certain corporate transactions including a change in control or the distribution to current holders of Evergreen's common stock of certain purchase rights or any other asset that has a value exceeding 10% of the sale price of the common stock on the day preceding the declaration date of the distribution of such assets. At March 31, 2004, the convertible notes were eligible to be converted into shares of common stock. No such conversions have occurred as of June 1, 2004.

        The merger with Pioneer would be a change in control for the purpose of the convertible notes. Upon the effectiveness of the merger, holders of the notes will have the right to require Evergreen to repurchase such holder's convertible notes at a purchase price equal to 100% of the principal amount of the convertible notes plus accrued and unpaid interest, including contingent interest, to the date of purchase. Further, following the merger, the convertible notes will be convertible into the same consideration that would be received by a stockholder of Evergreen who does not make an election among the three types of consideration provided for by the merger agreement. See "Recent Developments."

DESCRIPTION OF THE NOTES

        The new notes will be issued and the outstanding notes were issued under an indenture dated as of March 10, 2004 (the "Indenture") between Evergreen and Wachovia Bank, National Association, as trustee (the "Trustee"). The new notes and the outstanding notes are referred to in this section of this prospectus as the "Notes." The terms of the Notes include those expressly set forth in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). We may issue an unlimited principal amount of additional notes having identical terms and conditions as the Notes (the "Additional Notes"). We will be permitted to issue such Additional Notes only if at the time of such issuance we are in compliance with the covenants contained in the Indenture. Any Additional Notes will be part of the same issue as the Notes that we are currently offering and will vote on all matters with the holders of the Notes.

        This "Description of the Notes" is intended to be a useful overview of the material provisions of the Notes and the Indenture. Since this "Description of the Notes" is only a summary, you should refer to the Indenture for a complete description of the obligations of Evergreen and your rights. You may request a copy of the Indenture at our address set forth under the heading "Where You Can Find More Information." A copy of the Indenture has also been filed as an exhibit to the registration statement of which this prospectus is a part and is available without charge on the SEC's Internet site at http://www.sec.gov.

        You will find the definitions of certain capitalized terms used in this description under the heading "Certain Definitions." For purposes of this description, references to "Evergreen," "we," "our" and "us" refer only to Evergreen Resources, Inc. and not to its subsidiaries. All references to "$," "U.S.$" or "U.S. dollars" shall refer to the lawful currency of the United States of America.

General

        The Notes:

  •
  are our general unsecured, senior subordinated obligations;

  •
  are initially issued in an aggregate principal amount of $200 million, subject to our ability to issue Additional Notes;

  •
  are subordinated in right of payment to all of our existing and future Senior Indebtedness;

  •
  rank equal in right of payment to any of our future Senior Subordinated Indebtedness;

  •
  mature on March 15, 2012; and

  •
  will be represented by one or more registered Notes in global form, but in certain circumstances may be represented by Notes in definitive form.

        Interest on each of the Notes will compound semi-annually and:

  •
  accrue at the rate of 5.875% per annum;

  •
  accrue from March 10, 2004 (the date of original issuance of the outstanding notes) or, if interest has already been paid on the outstanding notes, from the most recent interest payment date;

  •
  be payable in cash semi-annually in arrears on March 15 and September 15, commencing on September 15, 2004;

  •
  be payable to the holders of record on the March 1 and September 1 immediately preceding the related interest payment dates; and

  •
  be computed on the basis of a 360-day year comprised of twelve 30-day months.

Payments on the Notes; Paying Agent and Registrar

        Principal of, premium, if any, and interest on the Notes will be payable at the office or agency designated by us in the Borough of Manhattan, The City of New York, New York, except that we may, at our option, pay interest on the Notes by check mailed to holders of the Notes at their registered address as it appears in the Registrar's books. We have initially designated the corporate trust office of the Trustee in New York, New York to act as the Paying Agent and Registrar for the Notes. We may, however, change the Paying Agent or Registrar without prior notice to the holders of the Notes, and we or any of our Restricted Subsidiaries may act as Paying Agent or Registrar.

        Principal of, premium, if any, and interest on, Notes in global form registered in the name of or held by The Depository Trust Company or its nominee will be paid in immediately available funds to The Depository Trust Company or its nominee, as the case may be, as the registered holder of the Notes.

Transfer and Exchange

        A holder may transfer or exchange Notes in accordance with the Indenture. The Registrar and the Trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge will be imposed by us, the Trustee or the Registrar for any registration of transfer or exchange of Notes, but we may require a holder to pay a sum sufficient to cover any transfer tax or other governmental taxes and fees required by law or permitted by the Indenture. We are not required to transfer or exchange any Notes if any Notes have been selected for redemption. Also, we are not required to transfer or exchange any Note for a period of 15 days before a selection of Notes is to be redeemed.

        The registered holder of a Note will be treated as the owner of such Note and as the owner, for each Note held, of the underlying principal amount of Notes for all purposes.

Optional Redemption

        Except as described below, the Notes are not redeemable until March 15, 2008. On and after March 15, 2008, we may redeem all or, from time to time, part of the Notes upon not less than 30 nor more than 60 days' notice mailed to each holder of Notes at the address appearing in the Note register, in amounts of $1,000 or an integral multiple of $1,000, at the following redemption prices (expressed as a percentage of principal amount) plus accrued and unpaid interest on the Notes, if any, to the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period beginning on March 15 of the years indicated below:

Year	Percentage
2008	102.938%
2009	101.469%
2010 and thereafter	100.000%

        Prior to March 15, 2007, we may on any one or more occasions redeem up to 35% of the original principal amount of the Notes, including any Additional Notes, with the Net Cash Proceeds of one or more Equity Offerings at a redemption price of 105.875% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided that:

  (1)
  at least 65% of the original principal amount of the Notes, including any Additional Notes, remains outstanding after each such redemption; and

  (2)
  the redemption occurs within 90 days after the closing of such Equity Offering.

        If the optional redemption date is on or after an interest record date and on or before the related interest payment date, the accrued and unpaid interest, if any, will be paid to the Person in whose name the Note is registered at the close of business, on such record date, and no additional interest will be payable to holders whose Notes will be subject to redemption by us.

        In the case of any partial redemption, selection of the Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not listed, then on a pro rata basis, although no Note will be redeemed in part. Notes in a principal amount equal to, and representing the same Indebtedness as, the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original Notes.

Mandatory Redemption

        We are not required to make mandatory redemption payments or sinking fund payments with respect to the Notes, except as set forth below under "—Change of Control" and "—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock."

Ranking and Subordination

        The Notes will be our unsecured Senior Subordinated Indebtedness, will be subordinated in right of payment to all of our existing and future Senior Indebtedness, will rank equally in right of payment with all of our future Senior Subordinated Indebtedness and will be senior in right of payment to all of our future Subordinated Obligations. The Notes also will be effectively subordinated to all of our secured Indebtedness to the extent of the value of the assets securing such Indebtedness.

        However, payment from the money or the proceeds of U.S. Government Obligations held in any defeasance trust (as described under "—Defeasance" below) will not be subordinated to any of our Senior Indebtedness or subject to these restrictions.

        As a result of the subordination provisions, holders of the Notes may recover less than our creditors who are holders of our Senior Indebtedness in the event of our insolvency, bankruptcy, reorganization, receivership or similar proceedings.

        The Notes will be structurally subordinated to the liabilities of our Subsidiaries, including the guarantee by certain of our Subsidiaries of our Senior Indebtedness. As of March 31, 2004:

  •
  our outstanding Senior Indebtedness consisted of $100 million in principal amount of senior unsecured convertible notes due 2021;

  •
  we had $200 million of available credit under our $200.0 million revolving credit facility, which constitutes Senior Indebtedness; and

  •
  we had no Senior Subordinated Indebtedness other than the Notes.

        Although the Indenture will limit the amount of Indebtedness that we and our Restricted Subsidiaries may Incur, such Indebtedness may be substantial and all of it may be Senior Indebtedness or structurally senior to the Notes.

        Only our Indebtedness that is Senior Indebtedness will rank senior to the Notes in accordance with the provisions of the Indenture. The Notes will in all respects rank equally with all of our other Senior Subordinated Indebtedness. As described in "—Certain Covenants—Limitation on Layering," we may not Incur any Indebtedness that is senior in right of payment to the Notes, but junior in right of payment to Senior Indebtedness. Our unsecured Indebtedness is not deemed to be subordinate or junior to secured Indebtedness merely because it is unsecured.

        We may not pay principal of, premium, if any, or interest on, or other payment obligations in respect of, the Notes (except in Permitted Junior Securities or from the trusts described under "—Defeasance") or make any deposit pursuant to the provisions described under "—Defeasance" below and may not otherwise repurchase, redeem or retire any Notes (collectively, "pay the Notes") if:

  (1)
  any Designated Senior Indebtedness is not paid when due beyond applicable grace periods; or

  (2)
  any other default on Designated Senior Indebtedness occurs and the maturity of such Senior Indebtedness is accelerated in accordance with its terms,

unless, in either case, the default has been cured or waived and any such acceleration has been rescinded or such Senior Indebtedness has been paid in full.

        However, we may pay the Notes if we and the Trustee receive written notice approving such payment from the Representative of the Senior Indebtedness with respect to which either of the events set forth in clause (1) or (2) of the immediately preceding sentence has occurred and is continuing.

        We also will not be permitted to pay the Notes for a Payment Blockage Period (as defined below) during the continuance of any default, other than a default described in clause (1) or (2) of the preceding paragraph, on any Designated Senior Indebtedness that permits the holders of the Designated Senior Indebtedness to accelerate its maturity immediately without either further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods.

        A "Payment Blockage Period" commences on the receipt by the Trustee (with a copy to us) of written notice (a "Blockage Notice") of a default of the kind described in the immediately preceding paragraph from the Representative of the holders of such Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and ends 179 days after receipt of the notice. The Payment Blockage Period will end earlier if such Payment Blockage Period is terminated:

  (1)
  by written notice to the Trustee and us from the Person or Persons who gave such Blockage Notice;

  (2)
  because the default giving rise to such Blockage Notice is no longer continuing; or

  (3)
  because such Designated Senior Indebtedness has been repaid in full.

        We may resume payments on the Notes after the end of the Payment Blockage Period (including any missed payments), unless the holders of such Designated Senior Indebtedness or the Representative of such holders have accelerated the maturity of such Designated Senior Indebtedness. Not more than one Blockage Notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to Designated Senior Indebtedness during such period. In no event, however, may the total number of days during which any Payment Blockage Period or Periods is in effect exceed 179 days in the aggregate during any 360 consecutive day period. For purposes of this paragraph, no default or event of default that existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness initiating such Payment Blockage Period shall be, or be made, the basis of the commencement of a subsequent Payment Blockage Period by the Representative of such Designated Senior Indebtedness, whether or not within a period of 360 consecutive days, unless such default or event of default shall have been cured or waived for a period of not less than 90 consecutive days.

        In the event of:

  (1)
  our total or partial liquidation or our dissolution;

  (2)
  a reorganization, bankruptcy, insolvency, receivership of or similar proceeding relating to us or our property; or

  (3)
  an assignment for the benefit of creditors or marshaling of our assets and liabilities,

then the holders of our Senior Indebtedness will be entitled to receive payment in full in respect of Senior Indebtedness (including interest accruing after, or which would accrue but for, the commencement of any proceeding at the rate specified in the applicable Senior Indebtedness, whether or not a claim for such interest would be allowed) before the holders of the Notes will be entitled to receive any payment or distribution, in the event of any payment or distribution of our assets or securities. In addition, until our Senior Indebtedness is paid in full, any payment or distribution to which holders of the Notes would be entitled but for the subordination provisions of the Indenture (except payment in Permitted Junior Securities or from the trusts described under "—Defeasance") will be made to holders of our Senior Indebtedness as their interests may appear. If a payment or distribution is made to holders of the Notes that, due to the subordination provisions, should not have been made to them, such holders are required to hold it in trust for the holders of our Senior Indebtedness and pay the payment or distribution over to holders of our Senior Indebtedness, as their interests may appear.

        If payment of the Notes is accelerated because of an Event of Default, we or the Trustee will promptly notify the holders of the Designated Senior Indebtedness or the Representative of such holders of the acceleration. We may not pay the Notes until five Business Days after such holders or the Representative of the Designated Senior Indebtedness receive notice of such acceleration and, after that five Business Day period, may pay the Notes only if the subordination provisions of the Indenture otherwise permit payment at that time.

Change of Control

        If a Change of Control occurs, each holder will have the right to require us to repurchase all or any part (equal to $1,000 in principal amount or an integral multiple thereof) of such holder's Notes, at a purchase price in cash equal to 101% of the principal amount of the Notes plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

        Within 30 days following any Change of Control, we will mail a notice (the "Change of Control Offer") to each holder, with a copy to the Trustee, stating:

  (1)
  that a Change of Control has occurred and that such holder has the right to require us to purchase such holder's Notes, at a purchase price in cash equal to 101% of the principal amount of the Notes plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on a record date to receive interest on the relevant interest payment date) (the "Change of Control Payment");

  (2)
  the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the "Change of Control Payment Date"); and

  (3)
  the procedures determined by us, consistent with the Indenture, that a holder must follow in order to have its Notes repurchased.

        On or before the Change of Control Payment Date, we will, to the extent lawful:

  (1)
  accept for payment all Notes (in integral multiples of $1,000) properly tendered pursuant to the Change of Control Offer;

  (2)
  deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes (or portions thereof) so tendered; and

  (3)
  deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the Notes (or portions thereof) being purchased by us.

        The Paying Agent will promptly mail to each holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each holder Notes comprising new Notes equal in principal amount to, and evidencing the same Indebtedness as, any unpurchased portions of Notes surrendered, if any; provided that each Note will be in a principal amount of $1,000 or an integral multiple of $1,000.

        If the Change of Control Payment Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest, if any, will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to holders who tender pursuant to the Change of Control Offer.

        The Change of Control provisions described above will be applicable whether or not any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the holders to require that we repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

        Prior to mailing a Change of Control Offer, and as a condition to such mailing, (1) all Senior Indebtedness must be repaid in full, or we must offer to repay all Senior Indebtedness and make payment to the holders that accept such offer and obtain waivers of any event of default from the remaining holders of such Senior Indebtedness or (2) the requisite holders of each issue of Senior Indebtedness shall have consented to such Change of Control Offer being made. We covenant to effect such repayment or obtain such consent within 30 days following any Change of Control, it being a default of the Change of Control provisions if we fail to comply with such covenant. A default under the Indenture may result in a cross-default under the Existing Credit Facility. In the event of a default under the Existing Credit Facility, the subordination provisions of the Indenture would likely restrict payments to the holders of the Notes.

        We will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by us and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

        We will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of the Indenture, we will comply with the applicable securities laws and regulations and will not be deemed to have breached their respective obligations described in the Indenture by virtue of the conflict.

        Our ability to repurchase Notes pursuant to a Change of Control Offer may be limited by a number of factors. The occurrence of certain of the events that constitute a Change of Control would constitute a default under the Existing Credit Facility. In addition, certain events that may constitute a change of control under the Existing Credit Facility and cause a default under the agreements comprising that facility may not constitute a Change of Control under the Indenture. Our future Indebtedness and the future Indebtedness of our Subsidiaries may also contain prohibitions of certain events that would constitute a Change of Control or require such Indebtedness to be repurchased or repaid upon a Change of Control. Moreover, the exercise by the holders of their right to require us to repurchase the Notes could cause a default under such Indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on us. Finally, our ability to pay cash to the holders upon a repurchase may be limited by our then existing financial resources. We cannot assure you that sufficient funds will be available when necessary to make any required repurchases.

        Even if sufficient funds were otherwise available, the terms of the Existing Credit Facility may (and other Indebtedness may) prohibit the prepayment of the Notes before their scheduled maturity. Consequently, if the we are not able to prepay the Bank Indebtedness and any such other Indebtedness containing similar restrictions or obtain requisite consents, as described above, we will be unable to fulfill our repurchase obligations if holders of Notes exercise their repurchase rights following a Change of Control, resulting in a default under the Indenture. A default under the Indenture may result in a cross-default under the Existing Credit Facility. In the event of a default under the Existing Credit Facility, the subordination provisions of the Indenture would likely restrict payments to the holders of the Notes.

        The Change of Control provisions described above may deter certain mergers, tender offers and other takeover attempts involving us by increasing the capital required to effectuate such transactions. The definition of "Change of Control" includes a disposition of all or substantially all of our property and assets and those of our Restricted Subsidiaries, taken as a whole, to any Person. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of "all or substantially all" of the property or assets of a Person. As a result, it may be unclear as to whether a Change of Control has occurred and whether we may be required to make an offer to repurchase the Notes as described above.

        The merger with Pioneer will be a Change of Control for the purpose of the Notes. Upon the effectiveness of the merger, holders of the Notes will have the right to require us to repurchase all or any part (equal to $1,000 in principal amount or an integral multiple thereof) of such holder's Notes at a purchase price equal to 101% of the principal amount of the Notes plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

Effectiveness of Covenants

        The covenants described under "—Certain Covenants—Limitation on Indebtedness," "—Limitation on Restricted Payments," "—Limitation on Restrictions on Distributions from Restricted Subsidiaries," "—Limitation on Sales of Assets and Subsidiary Stock," "—Limitation on Sale of Capital

Stock of Restricted Subsidiaries," "—Limitation on Affiliate Transactions," "—Limitation on Lines of Business" and clause (3) under "—Merger and Consolidation" (collectively, the "Suspended Covenants"), will no longer be in effect upon (a) the Notes having an Investment Grade Rating from both S&P and Moody's and (b) no Default or Event of Default having occurred and be continuing under the Indenture. In the event that we and our Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the preceding sentence and, subsequently, one or both of the rating agencies named above withdraws its ratings or downgrades the rating assigned to the Notes below the required Investment Grade Ratings or a Default or Event of Default occurs and is continuing, then we and our Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants and compliance with the Suspended Covenants, unless and until the conditions set forth in the previous sentence are again satisfied. Notwithstanding that the Suspended Covenants may be reinstated, no default will be deemed to have occurred as a result of failure to comply with the Suspended Covenants during such suspension. Compliance with the Suspended Covenants with respect to Restricted Payments made after the time of such withdrawal, downgrade, Default or Event of Default will be calculated in accordance with the terms of the covenant described below under "—Certain Covenants—Limitation on Restricted Payments" as though such covenant had been in effect during the entire period of time from the date the Notes are issued.

        In addition, the merger agreement with Pioneer provides that upon the request of Pioneer, and in exchange for Pioneer's agreement to cause the subordination provisions of the Notes to be eliminated and to assume the Notes, Evergreen will use its commercially reasonable efforts to solicit consents from the holders of the Notes to amend the Notes in order to eliminate or amend certain covenants of the Notes, effective as of the effective time of the merger.

Certain Covenants

  Limitation on Indebtedness

        Evergreen will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness (including Acquired Indebtedness); provided, however, that Evergreen and any Subsidiary Guarantor may Incur Indebtedness if on the date thereof:

  (1)
  the Consolidated Coverage Ratio for Evergreen and its Restricted Subsidiaries is at least 2.50 to 1.00; and

  (2)
  no Default or Event of Default will have occurred or be continuing or would occur as a consequence of Incurring the Indebtedness or transactions relating to such Incurrence.

        The first paragraph of this covenant will not prohibit the Incurrence of the following Indebtedness:

  (1)
  additional Indebtedness of Evergreen and its Restricted Subsidiaries Incurred pursuant to a Credit Facility, so long as the aggregate amount of all Indebtedness Incurred under this clause (1) that is at any time outstanding (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of Evergreen and its Restricted Subsidiaries thereunder) does not exceed the greater of (x) $300 million less the aggregate amount of all Net Available Cash of Asset Dispositions applied by Evergreen or any of its Restricted Subsidiaries since the date of the Indenture to repay any term Indebtedness under a Credit Facility or to repay any revolving credit Indebtedness under a Credit Facility and effect a corresponding commitment reduction thereunder pursuant to the covenant described below under the caption "—Limitation on Sales of Assets and Subsidiary Stock" and (y) $50 million plus 10% of ACNTA as of the date of such Incurrence;

  (2)
  Indebtedness of Evergreen owing to and held by any Restricted Subsidiary or Indebtedness of a Restricted Subsidiary owing to and held by Evergreen or any Restricted Subsidiary; provided, however,

    (a)
    if Evergreen is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Notes; and

    (b)
    (i)        any subsequent issuance or transfer of Capital Stock or any other event which results in any such Indebtedness being beneficially held by a Person other than Evergreen or a Restricted Subsidiary; and

    (ii)
    any sale or other transfer of any such Indebtedness to a Person other than Evergreen or a Restricted Subsidiary,

    shall be deemed, in each case, to constitute an Incurrence of such Indebtedness by Evergreen or such Restricted Subsidiary, as the case may be.

  (3)
  Indebtedness represented by (a) the Notes issued on the Issue Date, (b) any Indebtedness (other than the Indebtedness described in clauses (1), (2) and (7)) outstanding on the Issue Date and (c) any Refinancing Indebtedness Incurred in respect of any Indebtedness described in this clause (3) or clause (4) or Incurred pursuant to the first paragraph of this covenant;

  (4)
  Indebtedness of a Restricted Subsidiary Incurred and outstanding on the date on which such Restricted Subsidiary was acquired by Evergreen (other than Indebtedness Incurred (a) to provide all or any portion of the funds utilized to consummate the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was otherwise acquired by Evergreen or (b) otherwise in connection with, or in contemplation of, such acquisition); provided, however, that at the time such Restricted Subsidiary is acquired by Evergreen (i) Evergreen would have been able to Incur $1.00 of additional Indebtedness pursuant to the first paragraph of this covenant after giving effect to the Incurrence of such Indebtedness pursuant to this clause (4) and (ii) such Restricted Subsidiary (unless it is a Foreign Subsidiary) shall execute and deliver a supplemental indenture to the Indenture providing for a Subsidiary Guarantee;

  (5)
  any obligation under Interest Rate Agreements, Currency Agreements and Commodity Agreements; provided, that such Interest Rate Agreements, Currency Agreements and Commodity Agreements are related to business transactions of Evergreen or its Restricted Subsidiaries entered into in the ordinary course of business and are entered into for bona fide hedging purposes of Evergreen or its Restricted Subsidiaries (as determined in good faith by the Board of Directors or senior management of Evergreen);

  (6)
  any obligation arising from agreements of Evergreen or a Restricted Subsidiary providing for indemnification, guarantee, adjustment of purchase price, holdback, contingency payment obligation based on the performance of the disposed asset or similar obligations, in each case, Incurred or assumed in connection with the disposition of any business, assets or Capital Stock of a Restricted Subsidiary, provided that the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by Evergreen and its Restricted Subsidiaries in connection with such disposition; and

  (7)
  in addition to the items referred to in clauses (1) through (6) above, Indebtedness of Evergreen and its Restricted Subsidiaries (including Indebtedness of a Restricted Subsidiary Incurred and outstanding on the date such Restricted Subsidiary was acquired by Evergreen) in an aggregate outstanding principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause (7) and then outstanding, will not exceed $40 million at any time outstanding.

        Evergreen will not Incur any Indebtedness under the preceding paragraph if the proceeds thereof are used, directly or indirectly, to refinance any Subordinated Obligations of Evergreen unless such

Indebtedness will be subordinated to the Notes to at least the same extent as such Subordinated Obligations. No Restricted Subsidiary may Incur any Indebtedness if the proceeds are used to refinance Indebtedness of Evergreen.

        For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness Incurred pursuant to and in compliance with, this covenant:

  (1)
  in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in the first and second paragraphs of this covenant, Evergreen, in its sole discretion, will classify such item of Indebtedness on the date of Incurrence, and thereafter may reclassify such item of Indebtedness, and only be required to include the amount and type of such Indebtedness in one of such clauses;

  (2)
  all Indebtedness outstanding on the date of the Indenture under a Credit Facility shall be deemed initially Incurred on the Issue Date under clause (1) of the second paragraph of this covenant and not the first paragraph or clause (3) of the second paragraph of this covenant;

  (3)
  Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness which is otherwise included in the determination of a particular amount of Indebtedness shall not be included;

  (4)
  if obligations in respect of letters of credit are Incurred pursuant to a Credit Facility and are being treated as Incurred pursuant to clause (1) of the second paragraph above and the letters of credit relate to other Indebtedness, then such other Indebtedness shall not be included;

  (5)
  the principal amount of any Disqualified Stock of Evergreen or a Restricted Subsidiary will be equal to the greater of the maximum mandatory redemption or repurchase price (not including, in either case, any redemption or repurchase premium) or the liquidation preference thereof;

  (6)
  Indebtedness permitted by this covenant need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this covenant permitting such Indebtedness; and

  (7)
  the amount of Indebtedness issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined in accordance with GAAP.

        Accrual of interest, accrual of dividends, the accretion of accreted value, the payment of interest in the form of additional Indebtedness and the payment of dividends in the form of additional shares of Preferred Stock or Disqualified Stock will not be deemed to be an Incurrence of Indebtedness for purposes of this covenant. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof in the case of any Indebtedness issued with original issue discount and (ii) the principal amount or liquidation preference thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

        In addition, Evergreen will not permit any of its Unrestricted Subsidiaries to Incur any Indebtedness or issue any shares of Disqualified Stock, other than Non-Recourse Debt. If at any time an Unrestricted Subsidiary becomes a Restricted Subsidiary, Evergreen will require such Subsidiary to provide a Subsidiary Guarantee (unless it is a Foreign Subsidiary), and any Indebtedness of such Subsidiary shall be deemed to be Incurred by a Restricted Subsidiary as of such date (and, if such Indebtedness is not permitted to be Incurred as of such date under this "—Limitation on Indebtedness" covenant, Evergreen shall be in Default of this covenant).

        For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness, the U.S. Dollar-Equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that Evergreen may Incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

  Limitation on Restricted Payments

        Evergreen will not, and will not permit any of its Restricted Subsidiaries, directly or indirectly, to:

  (1)
  declare or pay any dividend or make any distribution on or in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving Evergreen or any of its Restricted Subsidiaries) except:

  (a)
  dividends or distributions payable in Capital Stock of Evergreen (other than Disqualified Stock) or in options, warrants or other rights to purchase such Capital Stock of Evergreen; and

  (b)
  dividends or distributions payable to Evergreen or a Restricted Subsidiary (and if such Restricted Subsidiary is not a Wholly-Owned Subsidiary, to its other holders of common Capital Stock on a pro rata basis);

  (2)
  purchase, redeem, retire or otherwise acquire for value any Capital Stock of Evergreen or any direct or indirect parent of Evergreen held by Persons other than Evergreen or a Restricted Subsidiary (other than in exchange for Capital Stock of Evergreen (other than Disqualified Stock));

  (3)
  purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations of Evergreen (other than the purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase, redemption, defeasance or other acquisition or retirement); or

  (4)
  make any Restricted Investment in any Person;

    (any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Restricted Investment referred to in clauses (1) through (4) shall be referred to herein as a "Restricted Payment"), if at the time Evergreen or such Restricted Subsidiary makes such Restricted Payment:

    (a)
    a Default shall have occurred and be continuing (or would result therefrom); or

    (b)
    Evergreen is not able to Incur an additional $1.00 of Indebtedness pursuant to the first paragraph under the "—Limitation on Indebtedness" covenant after giving effect, on a pro forma basis, to such Restricted Payment; or

    (c)
    the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made subsequent to the Issue Date (other than as set forth in clauses (1), (2), (3), (6) and (7) of the next paragraph) would exceed the sum of:

    (i)
    50% of Consolidated Net Income for the period (treated as one accounting period) from the beginning of the first fiscal quarter commencing after the date of the Indenture to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment for which internal financial statements are in existence (or, in case such Consolidated Net Income is a deficit, minus 100% of such deficit); plus

    (ii)
    100% of the aggregate Net Cash Proceeds received by Evergreen from the issue or sale of its Capital Stock (other than Disqualified Stock) or other contributions to its common equity capital subsequent to the Issue Date (other than Net Cash Proceeds received from an issuance or sale of such Capital Stock to a Subsidiary of Evergreen or an employee stock ownership plan, option plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or Guaranteed by Evergreen or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination); plus

    (iii)
    the amount by which Indebtedness of Evergreen or its Restricted Subsidiaries is reduced on Evergreen's balance sheet upon the conversion or exchange (other than by a Subsidiary of Evergreen) subsequent to the Issue Date of any Indebtedness of Evergreen or its Restricted Subsidiaries convertible or exchangeable for Capital Stock (other than Disqualified Stock) of Evergreen (less the amount of any cash, or the fair market value of any other property, distributed by Evergreen upon such conversion or exchange); plus

    (iv)
    to the extent that any Restricted Investment that was made after the date of the Indenture is sold for cash or otherwise liquidated or repaid for cash, the lesser of:

    (A)
    the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and;

    (B)
    the initial amount of such Restricted Investment; plus,

    (v)
    to the extent that any Unrestricted Subsidiary of Evergreen designated as such after the date of the Indenture is redesignated as a Restricted Subsidiary after the date of the Indenture, the lesser of:

    (A)
    the fair market value of Evergreen's Investment in such Subsidiary as of the date of such redesignation as determined conclusively by the Board of Directors of Evergreen acting in good faith whose resolution with respect thereto shall be delivered to the Trustee; or

    (B)
    such fair market value, as determined conclusively by the Board of Directors of Evergreen acting in good faith whose resolution with respect thereto shall be delivered to the Trustee, as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary after the date of the Indenture;

    provided, however, that no amount will be included under clause (iv) or (v) to the extent it is already included in Consolidated Net Income.

        The provisions of the preceding paragraph will not prohibit:

  (1)
  any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Capital Stock, Disqualified Stock or Subordinated Obligations of Evergreen made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of Evergreen (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary or an employee stock ownership plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or Guaranteed by Evergreen or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination);

  (2)
  any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations of Evergreen made by exchange for, or out of the proceeds of the substantially concurrent sale of, Subordinated Obligations of Evergreen that is permitted to be Incurred pursuant to the covenant described under "—Limitation on Indebtedness" and that constitutes Refinancing Indebtedness;

  (3)
  any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Disqualified Stock of Evergreen or a Restricted Subsidiary made by exchange for or out of the proceeds of the substantially concurrent sale of Disqualified Stock of Evergreen or such Restricted Subsidiary, as the case may be, that, in each case, is permitted to be Incurred pursuant to the covenant described under "—Limitation on Indebtedness" and that in each case constitutes Refinancing Indebtedness;

  (4)
  dividends paid within 60 days after the date of declaration if at such date of declaration such dividend would have complied with this provision; provided, however, that such dividends will be included in subsequent calculations of the amount of Restricted Payments;

  (5)
  so long as no Default or Event of Default has occurred and is continuing,

  (a)
  the repurchase, redemption or other acquisition, cancellation or retirement for value of Capital Stock of Evergreen or any of its Restricted Subsidiaries, or options, warrants, equity appreciation rights or other rights to purchase or acquire Capital Stock of Evergreen or any Restricted Subsidiary held by any current or former officer, director or employee of Evergreen or any Restricted Subsidiary pursuant to any equity subscription agreement, stock option agreement, shareholders' agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Capital Stock may not exceed $2 million in the aggregate in any calendar year (with 50% of the unused amounts in any calendar year being carried over to succeeding calendar years); provided, further, however, that such amount in any calendar year may be increased by an amount not to exceed (A) the cash proceeds received by Evergreen from the sale of Capital Stock of Evergreen to members of management or directors of Evergreen and its Restricted Subsidiaries that occurs after the Issue Date (to the extent the cash proceeds from the sale of such Capital Stock have not otherwise been applied to the payment of Restricted Payments by virtue of the preceding paragraph (c)), plus (B) up to $2 million of any cash proceeds of key man life insurance policies received by Evergreen and its Restricted Subsidiaries after the Issue Date, less (C) the amount of any Restricted Payments made pursuant to clauses (A) and (B) of this clause (5)(a); provided, further, however, that the amount of any such repurchase or redemption will be included in subsequent calculations of the amount of Restricted Payments; and

  (b)
  loans or advances to employees of Evergreen or employees or directors of any Subsidiary of Evergreen, in each case as permitted by Section 402 of the Sarbanes-Oxley Act of 2002, the proceeds of which are used to purchase Capital Stock of Evergreen, in an aggregate amount not in excess of $2 million at any one time outstanding; provided, however, that the amount of such loans and advances will be included in subsequent calculations of the amount of Restricted Payments;

  (6)
  so long as no Default or Event of Default has occurred and is continuing, the declaration and payment of dividends to holders of any class or series of Disqualified Stock of Evergreen issued in accordance with the terms of the Indenture to the extent such dividends are included in the definition of "Consolidated Interest Expense;"

  (7)
  repurchases of Capital Stock deemed to occur upon the exercise of stock options, warrants or other convertible securities if such Capital Stock represents a portion of the exercise price thereof;

  (8)
  the purchase by Evergreen of fractional shares arising out of stock dividends, splits or combinations or business combinations; and

  (9)
  Restricted Payments in an amount not to exceed $25 million.

        The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of such Restricted Payment of the asset(s) or securities proposed to be paid, transferred or issued by Evergreen or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment. The fair market value of any cash Restricted Payment shall be its face amount and any non-cash Restricted Payment shall be determined conclusively by the Board of Directors of Evergreen acting in good faith whose resolution with respect thereto shall be delivered to the Trustee, such determination to be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if such fair market value is estimated in good faith by the Board of Directors of Evergreen to exceed $20 million. Not later than the date of making any Restricted Payment, Evergreen shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant "Restricted Payments" were computed, together with a copy of any fairness opinion or appraisal required by the Indenture.

  Limitation on Layering

        Evergreen will not Incur any Indebtedness that is subordinate or junior in right of payment to any of its Senior Indebtedness and senior in right of payment to the Notes. Unsecured Indebtedness of Evergreen is not deemed to be subordinate or junior to secured Indebtedness of Evergreen merely because it is unsecured.

  Limitation on Liens

        Evergreen will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, Incur or suffer to exist any Lien (other than Permitted Liens) upon any of its property or assets (including Capital Stock of its Restricted Subsidiaries), whether owned on the date of the Indenture or acquired after that date, unless contemporaneously with the Incurrence of such Liens effective provision is made to secure the Indebtedness due under the Indenture and the Notes, equally and ratably with (or prior to in the case of Liens with respect to its Subordinated Obligations) the Indebtedness secured by such Lien for so long as such Indebtedness is so secured.

  Limitation on Restrictions on Distributions from Restricted Subsidiaries

        Evergreen will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

  (1)
  pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligations owed to Evergreen or any Restricted Subsidiary (it being understood that the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on Common Stock shall not be deemed a restriction on the ability to make distributions on Capital Stock);

  (2)
  make any loans or advances to Evergreen or any Restricted Subsidiary (it being understood that the subordination of loans or advances made to Evergreen or any Restricted Subsidiary to other Indebtedness Incurred by Evergreen or any Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances); or

  (3)
  transfer any of its property or assets to Evergreen or any Restricted Subsidiary. The preceding provisions will not prohibit:

  (a)
  any encumbrance or restriction pursuant to an agreement in effect at or entered into on the date of the Indenture, including, without limitation, the Indenture and a Credit Facility in effect on such date;

  (b)
  any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Capital Stock or Indebtedness Incurred by a Restricted Subsidiary on or before the date on which such Restricted Subsidiary was acquired by Evergreen (other than Capital Stock or Indebtedness Incurred as consideration in, or to provide all or any portion of the funds utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by Evergreen or in contemplation of the transaction) and outstanding on such date;

  (c)
  any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement effecting a refunding, replacement or refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (a), (b) or (d) of this paragraph or this clause (c) or contained in any amendment to an agreement referred to in clause (a), (b) or (d) of this paragraph or this clause (c); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such agreement are no less favorable in any material respect to the holders of the Notes than the encumbrances and restrictions contained in such agreements referred to in clause (a), (b) or (d) of this paragraph on the Issue Date or the date such Restricted Subsidiary became a Restricted Subsidiary, whichever is applicable;

  (d)
  in the case of clause (3) of the first paragraph of this covenant, any encumbrance or restriction:

  (i)
  that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, farm-in agreement or farm-out agreement, license or similar contract, or the assignment or transfer of any such lease, license or other contract;

  (ii)
  contained in mortgages, pledges or other security agreements permitted under the Indenture securing Indebtedness of Evergreen or a Restricted Subsidiary to the extent such encumbrances or restrictions restrict the transfer of the property subject to such mortgages, pledges or other security agreements;

      (iii)
      pursuant to customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of Evergreen or any Restricted Subsidiary; or

      (iv)
      with respect to the disposition or distribution of assets or property in operating agreements, joint venture agreements, development agreements, area of mutual interest agreements and other agreements that are customary in the Oil and Gas Business and entered into in the ordinary course of business;

    (e)
    (i) purchase money obligations for property acquired in the ordinary course of business and (ii) Capitalized Lease Obligations permitted under the Indenture, in each case, that impose encumbrances or restrictions of the nature described in clause (3) of the first paragraph of this covenant on the property so acquired;

    (f)
    any restriction with respect to a Restricted Subsidiary (or any of its property or assets) imposed pursuant to an agreement entered into for the direct or indirect sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary (or the property or assets that are subject to such restriction) pending the closing of such sale or disposition;

    (g)
    customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business;

    (h)
    net worth provisions in leases and other agreements entered into by Evergreen or any Restricted Subsidiary in the ordinary course of business; and

    (i)
    encumbrances or restrictions arising or existing by reason of applicable law or any applicable rule, regulation or order.

  Limitation on Sales of Assets and Subsidiary Stock

        Evergreen will not, and will not permit any of its Restricted Subsidiaries to, make any Asset Disposition unless:

  (1)
  Evergreen or such Restricted Subsidiary, as the case may be, receives consideration at least equal to the fair market value (such fair market value to be determined on the date of contractually agreeing to such Asset Disposition), as determined in good faith by the Board of Directors in the case of an Asset Disposition for consideration exceeding $20 million (including as to the value of all non-cash consideration), of the shares and assets subject to such Asset Disposition;

  (2)
  at least 75% of the consideration from such Asset Disposition received by Evergreen or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; and

  (3)
  an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by Evergreen or such Restricted Subsidiary, as the case may be:

  (a)
  first, to the extent Evergreen or any Restricted Subsidiary, as the case may be, elects (or is required by the terms of any Senior Indebtedness), to prepay, repay or purchase Senior Indebtedness or Indebtedness of a Restricted Subsidiary (in each case other than Indebtedness owed to Evergreen or an Affiliate of Evergreen) within 365 days from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; provided, however, that, in connection with any prepayment, repayment or purchase of Indebtedness pursuant to this clause (a), Evergreen or such Restricted Subsidiary will retire such Indebtedness and will cause the related commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased; and

    (b)
    second, to the extent of the balance of such Net Available Cash after application in accordance with clause (a), to the extent Evergreen or such Restricted Subsidiary elects, to invest in Additional Assets within 365 days from the later of the date of such Asset Disposition or the receipt of such Net Available Cash;

  provided that pending the final application of any such Net Available Cash in accordance with clause (a) or clause (b) above, Evergreen and its Restricted Subsidiaries may temporarily reduce Indebtedness or otherwise invest such Net Available Cash in any manner not prohibited by the Indenture.

        Any Net Available Cash from Asset Dispositions that are not applied or invested as provided in the preceding paragraph will be deemed to constitute "Excess Proceeds." On the 366th day after an Asset Disposition, if the aggregate amount of Excess Proceeds exceeds $10 million, Evergreen will be required to make an offer ("Asset Disposition Offer") to all holders of Notes, and to the extent required by the terms of its other Senior Subordinated Indebtedness, to all holders of its other Senior Subordinated Indebtedness outstanding with similar provisions requiring Evergreen to make an offer to purchase such Senior Subordinated Indebtedness with the proceeds from any Asset Disposition ("Pari Passu Notes"), to purchase the maximum principal amount of Notes and any such Pari Passu Notes to which the Asset Disposition Offer applies that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount of the Notes and Pari Passu Notes plus accrued and unpaid interest to the date of purchase, in accordance with the procedures set forth in the Indenture or the agreements governing the Pari Passu Notes, as applicable, in each case in integral multiples of $1,000. To the extent that the aggregate amount of Notes and Pari Passu Notes so validly tendered and not properly withdrawn pursuant to an Asset Disposition Offer is less than the Excess Proceeds, Evergreen may use any remaining Excess Proceeds for general corporate purposes, subject to other covenants contained in the Indenture. If the aggregate principal amount of Notes surrendered by holders thereof and other Pari Passu Notes surrendered by holders or lenders, collectively, exceeds the amount of Excess Proceeds, the Trustee shall select the Notes, and Pari Passu Notes to be purchased on a pro rata basis on the basis of the aggregate principal amount of tendered Notes and Pari Passu Notes. Upon completion of such Asset Disposition Offer, the amount of Excess Proceeds shall be reset at zero.

        The Asset Disposition Offer will remain open for a period of 20 Business Days following its commencement, except to the extent that a longer period is required by applicable law (the "Asset Disposition Offer Period"). No later than five Business Days after the termination of the Asset Disposition Offer Period (the "Asset Disposition Purchase Date"), Evergreen will purchase the principal amount of Notes and Pari Passu Notes required to be purchased pursuant to this covenant (the "Asset Disposition Offer Amount") or, if less than the Asset Disposition Offer Amount has been so validly tendered, all Notes and Pari Passu Notes validly tendered in response to the Asset Disposition Offer.

        If the Asset Disposition Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to holders who tender Notes pursuant to the Asset Disposition Offer.

        On or before the Asset Disposition Purchase Date, Evergreen will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Asset Disposition Offer Amount of Notes, and Pari Passu Notes or portions of Pari Passu Notes so validly tendered and not properly withdrawn pursuant to the Asset Disposition Offer, or if less than the Asset Disposition Offer Amount has been validly tendered and not properly withdrawn, all Notes and Pari Passu Notes so validly tendered and not properly withdrawn, in each case in integral multiples of $1,000. Evergreen will deliver to the Trustee an Officers' Certificate stating that the Notes were accepted for payment by Evergreen in accordance with the terms of this covenant and, in addition, Evergreen will deliver all certificates and notes required, if any, by the agreements governing the Pari Passu Notes. Evergreen or the Paying Agent, as the case may be, will promptly (but in any case not later than five Business Days after termination of the Asset Disposition Offer Period) mail or deliver to each tendering holder of Notes or holder or lender of Pari Passu Notes, as the case may be, an amount equal to the purchase price of the Notes or Pari Passu Notes so validly tendered and not properly withdrawn by such holder or lender, as the case may be, and accepted by Evergreen for purchase, and Evergreen will promptly issue new Notes and the Trustee, upon delivery of an Officers' Certificate from Evergreen will authenticate and mail or deliver such new Notes to such holder, in a principal amount equal to any unpurchased portion of the Notes surrendered. In addition, Evergreen will take any and all other actions required by the agreements governing the Pari Passu Notes. Any Note not so accepted will be promptly mailed or delivered by Evergreen to the holder thereof. Evergreen will publicly announce the results of the Asset Disposition Offer on the Asset Disposition Purchase Date.

        For the purposes of this covenant, the following will be deemed to be cash:

  (1)
  the assumption by the transferee of Indebtedness (other than Subordinated Obligations or Disqualified Stock) of Evergreen or Indebtedness of a Restricted Subsidiary and the release of Evergreen or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition (in which case Evergreen will, without further action, be deemed to have applied such deemed cash to Indebtedness in accordance with clause (a) above); and

  (2)
  securities, notes or other obligations received by Evergreen or any Restricted Subsidiaries from the transferee that are converted by Evergreen or such Restricted Subsidiary into cash within 60 days.

        Evergreen will not, and will not permit any Restricted Subsidiary to, engage in any Asset Swaps, unless:

  (1)
  in the event such Asset Swap involves the transfer by Evergreen or any Restricted Subsidiary of assets having an aggregate fair market value, as determined by the Board of Directors of Evergreen in good faith, in excess of $10 million, the terms of such Asset Swap have been approved by a majority of the members of the Board of Directors of Evergreen; and

  (2)
  in the event such Asset Swap involves the transfer by Evergreen or any Restricted Subsidiary of assets having an aggregate fair market value, as determined by the Board of Directors of Evergreen in good faith, in excess of $25 million, Evergreen has received a written opinion from an independent investment banking firm of nationally recognized standing that such Asset Swap is fair to Evergreen or such Restricted Subsidiary, as the case may be, from a financial point of view.

        Evergreen will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to the Indenture. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, Evergreen will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Indenture by virtue of any conflict. The provisions under the Indenture relative to Evergreen's obligation to make an offer to repurchase the Notes as a result of an Asset Disposition may be waived or modified with the written consent of the holders of a majority in principal amount of the Notes.

  Limitation on Affiliate Transactions

        Evergreen will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or conduct any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of Evergreen (an "Affiliate Transaction") unless:

  (1)
  the terms of such Affiliate Transaction are no less favorable to Evergreen or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable transaction at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate;

  (2)
  in the event such Affiliate Transaction involves an aggregate consideration in excess of $5 million, an Officers' Certificate certifying that such Affiliate Transaction satisfies the criteria in clause (1) above shall have been delivered to the Trustee;

  (3)
  in the event such Affiliate Transaction involves an aggregate consideration in excess of $10 million, the terms of such transaction have been approved by a majority of the members of the Board of Directors of Evergreen and by a majority of the members of such Board having no personal stake in such transaction, if any (and such majority or majorities, as the case may be, determines that such Affiliate Transaction satisfies the criteria in clause (1) above); and

  (4)
  in the event such Affiliate Transaction involves an aggregate consideration in excess of $25 million, Evergreen has received a written opinion from an independent investment banking, accounting or appraisal firm of nationally recognized standing that such Affiliate Transaction is not materially less favorable to Evergreen or the applicable Restricted Subsidiary than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate.

        The preceding paragraph will not apply to:

  (1)
  any Restricted Payment or any Permitted Investment permitted to be made pursuant to the covenant described under "—Limitation on Restricted Payments;"

  (2)
  any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment agreements and other compensation arrangements, options to purchase Capital Stock of Evergreen, restricted stock plans, long-term incentive plans, stock appreciation rights plans, participation plans or similar employee benefits plans and/or indemnity provided on behalf of officers and employees approved by the Board of Directors;

  (3)
  loans or advances to employees, officers or directors in the ordinary course of business of Evergreen or any of its Restricted Subsidiaries, in each case only as permitted by Section 402 of the Sarbanes-Oxley Act of 2002, but in any event not to exceed $2 million in the aggregate outstanding at any one time with respect to all loans or advances made since the Issue Date;

  (4)
  any transaction between Evergreen and a Restricted Subsidiary or between Restricted Subsidiaries and Guarantees issued by Evergreen or a Restricted Subsidiary for the benefit of Evergreen or a Restricted Subsidiary, as the case may be, in accordance with "—Limitation on Indebtedness;"

  (5)
  the payment of reasonable and customary fees and compensation paid to, and indemnity provided on behalf of, officers and directors of Evergreen or any Restricted Subsidiary; and

  (6)
  the performance of obligations of Evergreen or any of its Restricted Subsidiaries under the terms of any agreement to which Evergreen or any of its Restricted Subsidiaries is a party as of or on the Issue Date and identified on a schedule to the Indenture on the Issue Date, as these agreements may be amended, modified, supplemented, extended or renewed from time to time; provided, however, that any future amendment, modification, supplement, extension or renewal entered into after the Issue Date will be permitted to the extent that its terms are not more disadvantageous to the holders of the Notes than the terms of the agreements in effect on the Issue Date.

  Limitation on Sale of Capital Stock of Restricted Subsidiaries

        Evergreen will not, and will not permit any Restricted Subsidiary to, transfer, convey, sell, lease or otherwise dispose of any Voting Stock of any Restricted Subsidiary or to issue any of the Voting Stock of a Restricted Subsidiary (other than, if necessary, shares of its Voting Stock constituting directors' qualifying shares) to any Person except:

  (1)
  to Evergreen or a Wholly-Owned Subsidiary; or

  (2)
  in compliance with the covenant described under "—Limitation on Sales of Assets and Subsidiary Stock" and immediately after giving effect to such issuance or sale, such Restricted Subsidiary would continue to be a Restricted Subsidiary.

        Notwithstanding the preceding paragraph, Evergreen may sell all the Voting Stock of a Restricted Subsidiary as long as Evergreen complies with the terms of the covenant described under "—Limitation on Sales of Assets and Subsidiary Stock."

  SEC Reports

        Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, Evergreen will furnish to the holders of Notes or cause the Trustee to furnish to the holders of Notes, within the time periods specified in the SEC's rules and regulations:

  (1)
  all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if we were required to file such reports; and

  (2)
  all current reports that would be required to be filed with the SEC on Form 8-K if Evergreen were required to file such reports.

        All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report on Form 10-K will include a report on Evergreen's consolidated financial statements by Evergreen's certified independent accountants. In addition, following the consummation of the exchange offer contemplated by the registration rights agreement, Evergreen will file a copy of each of the reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the rules and regulations applicable to such reports (unless the SEC will not accept such a filing) and will post the reports on its website within those time periods.

        If, at any time after consummation of the exchange offer contemplated by the registration rights agreement, Evergreen is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, Evergreen will nevertheless continue filing the reports specified in the preceding paragraphs of this covenant with the SEC within the time periods specified above unless the SEC will not accept such a filing. Evergreen will not take any action for the purpose of causing the SEC not to accept any such filings. If, notwithstanding the foregoing, the SEC will not accept Evergreen's filings for any reason, Evergreen will post the reports referred to in the preceding paragraphs on our website within the time periods that would apply if Evergreen were required to file those reports with the SEC.

        If Evergreen has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraphs will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in "Management's Discussion and Analysis of Financial Condition and Results of Operations," of the financial condition and results of operations of Evergreen and its Restricted Subsidiaries separate from the financial condition and results of operations of our Unrestricted Subsidiaries.

        In addition, we agree that, for so long as any Notes remain outstanding, if at any time we are not required to file with the SEC the reports required by the preceding paragraphs, we will furnish to the holders of Notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

  Merger and Consolidation

        Evergreen will not consolidate with or merge with or into, or convey or transfer all or substantially all its assets to, any Person, unless:

  (1)
  the resulting, surviving or transferee Person (the "Successor Company") will be a corporation, partnership, trust or limited liability company organized and existing under the laws of the United States of America, any State of the United States or the District of Columbia and the Successor Company (if not Evergreen) will expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of Evergreen under the Notes and the Indenture and will expressly assume all the obligations of Evergreen under the Registration Rights Agreement;

  (2)
  immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Company or any Subsidiary of the Successor Company as a result of such transaction as having been Incurred by the Successor Company or such Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;

  (3)
  immediately after giving effect to such transaction, the Successor Company would be able to Incur at least an additional $1.00 of Indebtedness pursuant to the first paragraph under "—Limitation on Indebtedness;" and

  (4)
  Evergreen shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture.

        For purposes of this covenant, the sale, conveyance, assignment, transfer, or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of Evergreen, which properties and assets, if held by Evergreen instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of Evergreen on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of Evergreen. In addition, Evergreen will not, directly or indirectly, lease all or substantially all of the properties and assets of it and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to any other Person.

        The Successor Company will succeed to, and be substituted for, and may exercise every right and power of, Evergreen under the Indenture.

        Although there is a limited body of case law interpreting the phrase "substantially all" there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve "all or substantially all" of the property or assets of a Person.

        Notwithstanding the preceding clause (3), (x) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to Evergreen and (y) Evergreen may merge with an Affiliate incorporated solely for the purpose of reincorporating Evergreen in another jurisdiction to realize tax benefits; provided that, in the case of a Restricted Subsidiary that merges into Evergreen, Evergreen will not be required to comply with the preceding clause (4).

  Future Subsidiary Guarantees

        The Indenture will provide that Evergreen will not permit any Restricted Subsidiary (other than a Foreign Subsidiary) to Guarantee the payment of any Indebtedness of Evergreen (other than any Indebtedness under any Credit Facility that amends, restates, replaces or refinances the Existing Credit Facility, in whole or in part) or any other Subsidiary unless such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to the Indenture providing for a Subsidiary Guarantee of such Restricted Subsidiary pursuant to the Indenture.

        Notwithstanding the foregoing and the other provisions of the Indenture, in the event a Subsidiary Guarantor is sold or disposed of (whether by merger, consolidation, the sale of its Capital Stock or the sale of all or substantially all of its assets (other than by lease) and whether or not the Subsidiary Guarantor is the surviving corporation in such transaction) to a Person which is not Evergreen or a Restricted Subsidiary, such Subsidiary Guarantor will be released from its obligations under its Subsidiary Guarantee if:

  (1)
  the sale or other disposition is in compliance with the Indenture, including the covenants "—Limitation on Sales of Assets and Subsidiary Stock" and "—Limitation on Sales of Capital Stock of Restricted Subsidiaries;" and

  (2)
  the Guarantee which required the creation of the Subsidiary Guarantee is released or discharged, except a discharge or release by or as a result of payment under such Guarantee.

        In addition, a Subsidiary Guarantor will be released from its obligations under the Indenture and the Subsidiary Guarantee if Evergreen designates such Subsidiary as an Unrestricted Subsidiary in accordance with the Indenture.

  Limitation on Lines of Business

        Evergreen will not, and will not permit any Restricted Subsidiary to, engage in any business other than the Oil and Gas Business, except to such extent as would not be material in the opinion of Evergreen's Board of Directors (which opinion shall be reasonable and made in good faith) to Evergreen and its Restricted Subsidiaries taken as a whole.

  Payments for Consent

        Neither we nor any of our Restricted Subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fees or otherwise, to any holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid or is paid to all holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or amendment.

Events of Default

        Each of the following is an Event of Default:

  (1)
  default in any payment of interest or special interest (as required by the exchange and registration rights agreement) on any Note when due, continued for 30 days, whether or not such payment is prohibited by the provisions described under "—Ranking and Subordination;"

  (2)
  default in the payment of principal of or premium, if any, on any Note when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise, whether or not such payment is prohibited by the provisions described under "—Ranking and Subordination;"

  (3)
  our failure to comply with our obligations under "—Certain Covenants—Merger and Consolidation;"

  (4)
  our failure to comply for 30 days after notice with any of our obligations under the covenants described under "—Change of Control" above or under the covenants described under "—Certain Covenants" above (in each case, other than a failure to purchase Notes which will constitute an Event of Default under clause (2) above and other than a failure to comply with "—Certain Covenants—Merger and Consolidation" which is covered by clause (3));

  (5)
  our failure to comply for 60 days after notice with its other agreements contained in the Indenture;

  (6)
  default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by us or any of our Restricted Subsidiaries (or the payment of which is guaranteed by us or any of our Restricted Subsidiaries), other than Indebtedness owed to us or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, which default:

  (a)
  is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness ("payment default"); or

  (b)
  results in the acceleration of such Indebtedness prior to its maturity (the "cross acceleration provision");

  and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates $10 million or more;

  (7)
  certain events of bankruptcy, insolvency or similar events or proceedings of Evergreen or a Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for Evergreen and its Restricted Subsidiaries), would constitute a Significant Subsidiary (the "bankruptcy provisions"); or

  (8)
  failure by Evergreen or any Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for Evergreen and its Restricted Subsidiaries), would constitute a Significant Subsidiary to pay final judgments aggregating in excess of $10 million (net of any amounts that a reputable and creditworthy insurance company has acknowledged liability for in writing), which judgments are not paid, discharged or stayed for a period of 60 days (the "judgment default provision").

However, a default under clauses (4) and (5) of this paragraph will not constitute an Event of Default until the Trustee or the holders of 25% in principal amount of the outstanding Notes notify us of the default and we do not cure such default within the time specified in clauses (4) and (5) of this paragraph after receipt of such notice.

        If an Event of Default (other than an Event of Default described in clause (7) above) occurs and is continuing, the Trustee by notice to us, or the holders of at least 25% in principal amount of the outstanding Notes by notice to us and the Trustee, may, and the Trustee at the request of such holders shall, declare the principal of, premium, if any, and accrued and unpaid interest, if any, on all the Notes to be due and payable. Upon such a declaration, such principal, premium and accrued and unpaid interest will be due and payable immediately. In the event of a declaration of acceleration of the Notes because an Event of Default described in clause (6) under "—Events of Default" has occurred and is continuing, so long as any Indebtedness permitted to be incurred pursuant to the Existing Credit Facility is outstanding, such acceleration will not be effective until the earlier of (1) the acceleration of such Indebtedness under the Existing Credit Facility or (2) five business days after receipt by us of written notice of such acceleration. If an Event of Default described in clause (7) above occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest on all the Notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holders. The holders of a majority in principal amount of the outstanding Notes may waive all past defaults (except with respect to nonpayment of principal, premium or interest) and rescind any such acceleration with respect to the Notes and its consequences if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived.

        Subject to the provisions of the Indenture relating to the duties of the Trustee, if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders unless such holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no holder may pursue any remedy with respect to the Indenture or the Notes unless:

  (1)
  such holder has previously given the Trustee notice that an Event of Default is continuing;

  (2)
  holders of at least 25% in principal amount of the outstanding Notes have requested the Trustee to pursue the remedy;

  (3)
  such holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

  (4)
  the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

  (5)
  the holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request within such 60-day period.

        Subject to certain restrictions, the holders of a majority in principal amount of the outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Indenture provides that in the event an Event of Default has occurred and is continuing, the Trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use in the conduct of its own affairs. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other holder or that would involve the Trustee in personal liability. Prior to taking any action under the

Indenture, the Trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

        The Indenture provides that if a Default occurs and is continuing and is known to the Trustee, the Trustee must mail to each holder notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold notice if and so long as a committee of trust officers of the Trustee in good faith determines that withholding notice is in the interests of the holders. In addition, we are required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. We also are required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any events which would constitute certain Defaults, their status and what action we are taking or propose to take in respect thereof.

Amendments and Waivers

        Subject to certain exceptions, the Indenture and the Notes may be amended or supplemented by us with the consent of the holders of a majority in principal amount of the Notes then outstanding (including without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes) and, subject to certain exceptions, any past default or compliance with any provisions may be waived with the consent of the holders of a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes). However, without the consent of each holder of an outstanding Note affected, no amendment may, among other things:

  (1)
  reduce the principal amount of Notes whose holders must consent to an amendment;

  (2)
  reduce the stated rate of or extend the stated time for payment of interest on any Note;

  (3)
  reduce the principal of or extend the Stated Maturity of any Note;

  (4)
  reduce the premium payable upon the redemption or repurchase of any Note or change the time at which any Note may be redeemed or repurchased as described above under "—Optional Redemption," "—Change of Control," "—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock" or any similar provision, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

  (5)
  make any Note payable in money other than that stated in the Note;

  (6)
  impair the right of any holder to receive payment of, premium, if any, principal of and interest on such holder's Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder's Notes;

  (7)
  make any change in the amendment provisions which require each holder's consent or in the waiver provisions; or

  (8)
  make any change to the subordination provisions of the Indenture that adversely affects the rights of any holder of Notes.

        Notwithstanding the foregoing, without the consent of any holder, we and the Trustee may amend the Indenture and the Notes to:

  (1)
  cure any ambiguity, omission, defect or inconsistency;

  (2)
  provide for the assumption by a successor corporation, partnership, trust or limited liability company of our obligations under the Indenture;

  (3)
  provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code);

  (4)
  add Guarantees with respect to the Notes; provided, however, that the designation is in accord with the applicable provisions of the Indenture;

  (5)
  secure the Notes;

  (6)
  add to our covenants for the benefit of the holders or surrender any right or power conferred upon us;

  (7)
  make any change that does not adversely affect the rights of any holder;

  (8)
  comply with any requirement of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act;

  (9)
  provide for the issuance of exchange securities which shall have terms substantially identical in all respects to the Notes (except that the transfer restrictions contained in the Notes shall be modified or eliminated as appropriate) and which shall be treated, together with any outstanding Notes, as a single class of securities;

  (10)
  provide for the issuance of Additional Notes in accordance with the Indenture; or

  (11)
  make any change in the subordination provisions of the Indenture that would limit or terminate the benefits available to any holder of our Senior Indebtedness (or any Representative thereof) under such subordination provisions.

However, no amendment may be made to the subordination provisions of the Indenture that adversely affects the rights of any holder of our Senior Indebtedness then outstanding unless the holders of such Senior Indebtedness (or any group or representative thereof authorized to give a consent) consent to such change. In addition, any amendment to the subordination provisions of the Indenture that adversely affects the rights of any holder of the Notes will require the consent of the holders of at least 66 2/3% in aggregate principal amount of the Notes then outstanding.

        The consent of the holders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. A consent to any amendment or waiver under the Indenture by any holder of Notes given in connection with a tender of such holder's Notes will not be rendered invalid by such tender. After an amendment under the Indenture becomes effective, Evergreen is required to mail to the holders a notice briefly describing such amendment. However, the failure to give such notice to all the holders, or any defect in the notice will not impair or affect the validity of the amendment.

Defeasance

        We at any time may terminate all of our obligations under the Notes and the Indenture ("legal defeasance"), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the Notes, to replace mutilated, destroyed, lost or stolen Notes and to maintain a Registrar and Paying Agent in respect of the Notes.

        We at any time may terminate our obligations under covenants described under "—Change of Control," "—Certain Covenants" (other than "—Merger and Consolidation"), the operation of the cross default upon a payment default, cross acceleration provisions, the bankruptcy provisions with respect to Significant Subsidiaries, the judgment default provision and the limitation contained in clause (3) under "—Certain Covenants—Merger and Consolidation" above ("covenant defeasance").

        We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option. If we exercise our legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect to the Notes. If we exercise our covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in clause (4), (5), (6), (7) (with respect only to Significant Subsidiaries) or (8) in the first paragraph under "—Events of Default" above or because of the failure of Evergreen to comply with clause (3) under "—Certain Covenants—Merger and Consolidation" above.

        In order to exercise either defeasance option, we must irrevocably deposit in trust (the "defeasance trust") with the Trustee money or U.S. Government Obligations for the payment of principal, premium, if any, and interest on the Notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of an Opinion of Counsel (subject to customary exceptions, qualifications and exclusions) to the effect that holders of the Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred. In the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable Federal income tax law.

No Personal Liability of Directors, Officers, Employees and Stockholders

        None of our directors, officers, employees, incorporators or stockholders as such, shall have any liability for any of our obligations under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

        Wachovia Bank, National Association is the Trustee under the Indenture and has been appointed by us as Registrar and Paying Agent with regard to the Notes.

Governing Law

        The Indenture provides that it and the Notes will be governed by, and construed in accordance with, the laws of the State of New York.

Certain Definitions

        "ACNTA" means (without duplication), as of the date of determination:

  (a)
  the sum of:

  (i)
  discounted future net revenue from proved crude oil and natural gas deserves of Evergreen and its Restricted Subsidiaries calculated in accordance with SEC guidelines before any state or federal income taxes, as estimated in a reserve report prepared as of the end of Evergreen's most recently completed fiscal year, which reserve report is prepared or reviewed by independent petroleum engineers, as increased by, as of the date of determination, the discounted future net revenue of

  (A)
  estimated proved crude oil and natural gas reserves of Evergreen and its Restricted Subsidiaries attributable to acquisitions consummated since the date of such year-end reserve report, and

  (B)
  estimated crude oil and natural gas reserves of Evergreen and its Restricted Subsidiaries attributable to extensions, discoveries and other additions and upward determinations of estimates of proved crude oil and natural gas reserves (including previously estimated development costs incurred during the period and the accretion of discount since the prior year end) due to exploration, development or exploitation, production or other activities which reserves were not reflected in such year-end reserve report, in each case calculated in accordance with SEC guidelines (utilizing the prices utilized in such year-end reserve report), and decreased by, as of the date of determination, the discounted future net revenue attributable to

      (C)
      estimated proved crude oil and natural gas reserves of Evergreen and its Restricted Subsidiaries reflected in such year-end reserve report produced or disposed of since the date of such year-end reserve report and

      (D)
      reductions in the estimated oil and gas reserves of Evergreen and its Restricted Subsidiaries reflected in such year-end reserve report since the date of such year-end reserve report attributable to downward determinations of estimates of proved crude oil and natural gas reserves due to exploration, development or exploitation, production or other activities conducted or otherwise occurring since the date of such year-end reserve report, in each case calculated in accordance with SEC guidelines (utilizing the prices utilized in such year-end reserve report); provided, however, that, in the case of each of the determinations made pursuant to clauses (A) through (D), such increases and decreases shall be as estimated by Evergreen's engineers, except that if as a result of such acquisitions, dispositions, discoveries, extensions or revisions, there is a Material Change which is an increase, then such increases and decreases in the discounted future net revenue shall be confirmed in writing by an independent petroleum engineer;

    (ii)
    the capitalized costs that are attributable to crude oil and natural gas properties of Evergreen and its Restricted Subsidiaries to which no proved crude oil and natural gas reserves are attributed, based on Evergreen's books and records as of a date no earlier than the date of Evergreen's latest annual or quarterly financial statements;

    (iii)
    the Net Working Capital on a date no earlier than the date of Evergreen's latest annual or quarterly financial statements; and

    (iv)
    the greater of (I) the net book value on a date no earlier than the date of Evergreen's latest annual or quarterly financial statements; and (II) the appraised value, as estimated by independent appraisers, of other tangible assets of Evergreen and its Restricted Subsidiaries as of a date no earlier than the date of Evergreen's latest audited financial statements (provided that Evergreen shall not be required to obtain such an appraisal of such assets if no such appraisal has been performed); minus

  (b)
  to the extent not otherwise taken into account in the immediately preceding clause (a), the sum of:

  (i)
  minority interests;

  (ii)
  any net gas balancing liabilities of Evergreen and its Restricted Subsidiaries reflected in Evergreen's latest audited financial statements;

  (iii)
  the discounted future net revenue, calculated in accordance with SEC guidelines (utilizing the same prices utilized in Evergreen's year-end reserve report), attributable to reserves subject to participation interests, overriding royalty interests or other interests of third parties, pursuant to participation, partnership, vendor financing or other agreements then in effect, or which otherwise are required to be delivered to third parties;

    (iv)
    the discounted future net revenue, calculated in accordance with SEC guidelines (utilizing the same prices utilized in Evergreen's year-end reserve report), attributable to reserves that are required to be delivered to third parties to fully satisfy the obligations of Evergreen and its Restricted Subsidiaries with respect to volumetric Production Payments on the schedules specified with respect thereto; and

    (v)
    the discounted future net revenue, calculated in accordance with SEC guidelines, attributable to reserves subject to U.S. dollar-denominated Production Payments that, based on the estimates of production included in determining the discounted future net revenue specified in the immediately preceding clause (a)(i) (utilizing the same prices utilized in Evergreen's year-end reserve report), would be necessary to satisfy fully the obligations of Evergreen and its Restricted Subsidiaries with respect to dollardenominated Production Payments on the schedules specified with respect thereto.

        "Acquired Indebtedness" means Indebtedness:

  (1)
  of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary or

  (2)
  assumed in connection with the acquisition of assets from such Person, in each case whether or not Incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary or such acquisition.

Acquired Indebtedness shall be deemed to have been Incurred, with respect to clause (1) of the preceding sentence, on the date such Person becomes a Restricted Subsidiary and, with respect to clause (2) of the preceding sentence, on the date of consummation of such acquisition of assets.

        "Additional Assets" means:

  (1)
  any property or assets (other than Indebtedness and Capital Stock) to be used by Evergreen or a Restricted Subsidiary in the Oil and Gas Business;

  (2)
  the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by Evergreen or a Restricted Subsidiary;

  (3)
  Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary; or

  (4)
  the development or exploitation of Oil and Gas Properties;

provided, however, that, in the case of clauses (2) and (3), such Restricted Subsidiary is primarily engaged in the Oil and Gas Business.

        "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing; provided that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control.

        "Asset Disposition" means any direct or indirect sale, lease (other than an operating lease entered into in the ordinary course of business), transfer, issuance or other disposition, or a series of related sales, leases, transfers, issuances or dispositions that are part of a common plan, of shares of Capital Stock of a Subsidiary (other than directors' qualifying shares), property or other assets (each referred to for the purposes of this definition as a "disposition") by Evergreen or any of its Restricted Subsidiaries, including any disposition by means of a merger, consolidation or similar transaction.

        Notwithstanding the preceding, the following items shall not be deemed to be Asset Dispositions:

  (1)
  a disposition by a Restricted Subsidiary to Evergreen or by Evergreen or a Restricted Subsidiary to a Restricted Subsidiary;

  (2)
  the sale of Cash Equivalents in the ordinary course of business;

  (3)
  a disposition of obsolete or worn out equipment or equipment that is no longer useful in the conduct of the business of Evergreen and its Restricted Subsidiaries and that is disposed of in each case in the ordinary course of business;

  (4)
  transactions permitted under "—Certain Covenants—Merger and Consolidation;"

  (5)
  an issuance of Capital Stock by a Restricted Subsidiary to Evergreen or to a Wholly Owned Subsidiary;

  (6)
  for purposes of "—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock" only, the making of a Permitted Investment or a disposition subject to "—Certain Covenants—Limitation on Restricted Payments;"

  (7)
  an Asset Swap effected in compliance with "—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock" other than clause 2 of the first paragraph thereof;

  (8)
  dispositions of assets in a single transaction or series of related transactions with an aggregate fair market value in any calendar year of less than U.S.$2 million;

  (9)
  dispositions in connection with Permitted Liens;

  (10)
  dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements;

  (11)
  the abandonment, assignment, lease, sublease or farm-out of Oil and Gas Properties, or the forfeiture or other disposition of such properties pursuant to standard form operating agreements, in each case in the ordinary course of business in a manner that is customary in the Oil and Gas Business;

  (12)
  any disposition of inventory, hydrocarbons or other mineral products in the ordinary course of business;

  (13)
  the licensing or sublicensing of intellectual property or other general intangibles and licenses, leases or subleases of other property; and

  (14)
  foreclosure on assets.

        "Asset Swap" means the concurrent purchase and sale or exchange of Related Business Assets between Evergreen or any of its Restricted Subsidiaries and another Person; provided that any cash received must be applied in accordance with "—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock."

        "Attributable Indebtedness" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Notes, compounded semi-annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

        "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (1) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (2) the sum of all such payments.

        "Bank Indebtedness" means any and all amounts, whether outstanding on the Issue Date or Incurred after the Issue Date, payable by Evergreen under or in respect of a Credit Facility, and any related notes, collateral documents, letters of credit and guarantees and any Interest Rate Agreement entered into in connection with the such credit agreements, including principal, premium, if any, interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to Evergreen at the rate specified therein whether or not a claim for post filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof.

        "Board of Directors" means, with respect to any Person, the board of directors of such Person or any duly authorized committee thereof.

        "Business Day" means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York are authorized or required by law to close.

        "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

        "Capitalized Lease Obligations" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation will be the capitalized amount of such obligation at the time any determination thereof is to be made as determined in accordance with GAAP, and the Stated Maturity thereof will be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty.

        "Cash Equivalents" means:

  (1)
  securities issued or directly and fully guaranteed or insured by the United States Government or the Canadian Government or any agency or instrumentality of the United States or Canada (provided that the full faith and credit of the United States or Canada is pledged in support thereof), having maturities of not more than one year from the date of acquisition;

  (2)
  marketable general obligations issued by any state of the United States of America or province of Canada or any political subdivision of any such state or province or any public instrumentality thereof maturing within one year from the date of acquisition of the United States or Canada and, at the time of acquisition, having a credit rating of "A" or better from either S&P or Moody's or, in the case of a Canadian issuer, Dominion Rating Service Limited or Canadian Bond Service Limited;

  (3)
  certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or bankers' acceptances having maturities of not more than one year from the date of acquisition thereof issued by any commercial bank the long-term debt of which is rated at the time of acquisition thereof at least "A" or the equivalent thereof by S&P, "A" or the equivalent thereof by Moody's, "B" or the equivalent thereof by Thompson Bank Watch Rating or, in the case of a Canadian issuer, "A" or the equivalent thereof by Dominion Rating Service Limited or Canadian Bond Service Limited, and having combined capital and surplus in excess of $500 million;

  (4)
  repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (1), (2) and (3) entered into with any bank meeting the qualifications specified in clause (3) above;

  (5)
  commercial paper rated at the time of acquisition thereof at least "A-1" or the equivalent thereof by S&P, "P-1" or the equivalent thereof by Moody's or, in the case of a Canadian issuer, "R-1" or the equivalent thereof by Dominion Rating Service Limited or Canadian

    Bond Service Limited, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of investments, and in any case maturing within one year after the date of acquisition thereof; and

  (6)
  interests in any investment company or money market fund which invests 95% or more of its assets in instruments of the type specified in clauses (1) through (5) above.

        "Change of Control" means:

  (1)
  any "person" or "group" of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that such person or group shall be deemed to have "beneficial ownership" of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of Evergreen (or its successor by merger, consolidation or purchase of all or substantially all of its assets) (for the purposes of this clause, such person or group shall be deemed to beneficially own any Voting Stock of Evergreen held by a parent entity, if such person or group "beneficially owns" (as defined above), directly or indirectly, more than 50% of the voting power of the Voting Stock of such entity); or

  (2)
  during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of Evergreen (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of Evergreen was approved by a vote of 66 2/3% of the directors of Evergreen then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office; or

  (3)
  the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of Evergreen and its Restricted Subsidiaries taken as a whole to any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act); or

  (4)
  the adoption by the stockholders of Evergreen of a plan or proposal for the liquidation or dissolution of Evergreen.

        "Code" means the U.S. Internal Revenue Code of 1986, as amended.

        "Commodity Agreements" means, with respect to any Person, any forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement designed to protect such Person against fluctuation in commodity prices.

        "Common Stock" means with respect to any Person, any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or nonvoting) of such Person's common stock whether or not outstanding on the Issue Date, and includes, without limitation, all series and classes of such common stock.

        "Consolidated Coverage Ratio" means as of any date of determination, with respect to any Person, the ratio of:

  (x)
  the aggregate amount of Consolidated EBITDA of such Person for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which financial statements are in existence to

  (y)
  Consolidated Interest Expense for such four fiscal quarters,

provided, however, that:

  (1)
  if Evergreen or any Restricted Subsidiary:

  (a)
  has Incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period (except that in making such computation, the amount of Indebtedness under any revolving credit facility outstanding on the date of such calculation will be deemed to be (i) the average daily balance of such Indebtedness during such four fiscal quarters or such shorter period for which such facility was outstanding or (ii) if such facility was created after the end of such four fiscal quarters, the average daily balance of such Indebtedness during the period from the date of creation of such facility to the date of such calculation) and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period; or

  (b)
  has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of the period that is no longer outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio involves a discharge of Indebtedness (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and the related commitment terminated), Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such discharge of such Indebtedness, including with the proceeds of such new Indebtedness, as if such discharge had occurred on the first day of such period;

  (2)
  if since the beginning of such period Evergreen or any Restricted Subsidiary will have made any Asset Disposition or disposed of any company, division, operating unit, segment, business, group of related assets or line of business or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is such an Asset Disposition:

  (a)
  the Consolidated EBITDA for such period will be reduced by an amount equal to the Consolidated EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period or increased by an amount equal to the Consolidated EBITDA (if negative) directly attributable thereto for such period; and

  (b)
  Consolidated Interest Expense for such period will be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of Evergreen or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to Evergreen and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent Evergreen and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

  (3)
  if since the beginning of such period Evergreen or any Restricted Subsidiary (by merger or otherwise) will have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary or is merged with or into Evergreen) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of a company, division, operating unit, segment, business, group of related assets or line of business, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period; and

  (4)
  if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into Evergreen or any Restricted Subsidiary since the beginning of such period) will have Incurred any Indebtedness or discharged any Indebtedness, made any Asset Disposition or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (2) or (3) above if made by Evergreen or a Restricted Subsidiary during such period, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto as if such Asset Disposition or Investment or acquisition of assets occurred on the first day of such period.

        For purposes of this definition, whenever pro forma effect is to be given to any calculation under this definition, the pro forma calculations will be determined in good faith by a responsible financial or accounting officer of Evergreen (including pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Securities Act). If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness will be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months). If any Indebtedness that is being given pro forma effect bears an interest rate at the option of Evergreen, the interest rate shall be calculated by applying such optional rate chosen by Evergreen.

        On an as adjusted basis, and assuming that Evergreen applies the estimated net proceeds as described under "Use of Proceeds," the Consolidated Coverage Ratio of Evergreen and its Restricted Subsidiaries as of December 31, 2003 would have been 7.03 to 1.00.

        "Consolidated EBITDA" for any period means, without duplication, the Consolidated Net Income for such period, plus the following to the extent deducted in calculating such Consolidated Net Income:

  (1)
  Consolidated Interest Expense;

  (2)
  Consolidated Income Taxes;

  (3)
  consolidated depletion and depreciation expense;

  (4)
  if Evergreen changes its method of accounting from the full cost method to the successful efforts method or a similar method of accounting, consolidated exploration expense;

  (5)
  consolidated amortization expense or impairment charges recorded in connection with the application of Financial Accounting Standard No. 142 "Goodwill and Other Intangible Assets;" and

  (6)
  other non-cash charges reducing Consolidated Net Income (excluding any such non-cash charge to the extent it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period not included in the calculation);

and less, to the extent included in calculating such Consolidated Net Income and in excess of any costs or expenses attributable thereto and deducted in calculating such Consolidated Net Income, the sum of (x) the amount of deferred revenues that are amortized during such period and are attributable to reserves that are subject to volumetric Production Payments, and (y) amounts recorded in accordance with GAAP as repayments of principal and interest pursuant to U.S. dollar-denominated Production

Payments. Notwithstanding the preceding sentence, clauses (2) through (5) relating to amounts of a Restricted Subsidiary of a Person will be added to Consolidated Net Income to compute Consolidated EBITDA of such Person only to the extent (and in the same proportion) that the net income (loss) of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person and, to the extent the amounts set forth in clauses (2) through (5) are in excess of those necessary to offset a net loss of such Restricted Subsidiary or if such Restricted Subsidiary has net income for such period included in Consolidated Net Income, only if a corresponding amount would be permitted at the date of determination to be dividended to Evergreen by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

        "Consolidated Income Taxes" means, with respect to any Person for any period, taxes imposed upon such Person or other payments required to be made by such Person by any governmental authority which taxes or other payments are calculated by reference to the income or profits of such Person or such Person and its Restricted Subsidiaries (to the extent such income or profits were included in computing Consolidated Net Income for such period), regardless of whether such taxes or payments are required to be remitted to any governmental authority.

        "Consolidated Interest Expense" means, for any period, the total interest expense of Evergreen and its consolidated Restricted Subsidiaries, whether paid or accrued, plus, to the extent not included in such interest expense:

  (1)
  interest expense attributable to Capitalized Lease Obligations and the interest portion of rent expense associated with Attributable Indebtedness in respect of the relevant lease giving rise thereto, determined as if such lease were a capitalized lease in accordance with GAAP and the interest component of any deferred payment obligations;

  (2)
  amortization of debt discount and debt issuance cost (provided that any amortization of bond premium will be credited to reduce Consolidated Interest Expense unless, pursuant to GAAP, such amortization of bond premium has otherwise reduced Consolidated Interest Expense);

  (3)
  noncash interest expense

  (4)
  commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing;

  (5)
  interest actually paid by Evergreen or any such Restricted Subsidiary under any Guarantee of Indebtedness or other obligation of any Person other than Evergreen or any Restricted Subsidiary;

  (6)
  costs associated with Interest Rate Agreements and Currency Agreements (including amortization of fees); provided, however, that if Interest Rate Agreements and Currency Agreements result in net benefits rather than costs, such benefits shall be credited to reduce Consolidated Interest Expense unless, pursuant to GAAP, such net benefits are otherwise reflected in Consolidated Net Income;

  (7)
  the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period;

  (8)
  the product of (a) all dividends paid or payable, in cash, Cash Equivalents or Indebtedness or accrued during such period on any series of Disqualified Stock of such Person or on Preferred Stock of its Restricted Subsidiaries payable to a party other than Evergreen or a Wholly-Owned Subsidiary, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state, provincial and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP; and

  (9)
  the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than Evergreen) in connection with Indebtedness Incurred by such plan or trust;

provided, however, that there will be excluded therefrom any such interest expense of any Unrestricted Subsidiary to the extent the related Indebtedness is not Guaranteed or paid by Evergreen or any Restricted Subsidiary.

        For purposes of the foregoing, total interest expense will be determined (i) after giving effect to any net payments made or received by Evergreen and its Subsidiaries with respect to Interest Rate Agreements and (ii) exclusive of amounts classified as other comprehensive income in the balance sheet of Evergreen. Notwithstanding anything to the contrary contained herein, commissions, discounts, yield and other fees and charges Incurred in connection with any transaction pursuant to which Evergreen or its Restricted Subsidiaries may sell, convey or otherwise transfer or grant a security interest in any accounts receivable or related assets shall be included in Consolidated Interest Expense.

        "Consolidated Net Income" means, for any period, the net income (loss) of Evergreen and its consolidated Restricted Subsidiaries determined in accordance with GAAP; provided, however, that there will not be included in such Consolidated Net Income:

  (1)
  any net income (loss) of any Person if such Person is not a Restricted Subsidiary, except that:

  (a)
  subject to the limitations contained in clauses (3), (4) and (5) below, Evergreen's equity in the net income of any such Person for such period will be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to Evergreen or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (2) below); and

  (b)
  Evergreen's equity in a net loss of any such Person (other than an Unrestricted Subsidiary) for such period will be included in determining such Consolidated Net Income to the extent such loss has been funded with cash from Evergreen or a Restricted Subsidiary;

  (2)
  any net income (but not loss) of any Restricted Subsidiary if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to Evergreen, except that:

  (a)
  subject to the limitations contained in clauses (3), (4) and (5) below, Evergreen's equity in the net income of any such Restricted Subsidiary for such period will be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to Evergreen or another Restricted Subsidiary as a dividend (subject, in the case of a dividend to another Restricted Subsidiary, to the limitation contained in this clause); and

  (b)
  Evergreen's equity in a net loss of any such Restricted Subsidiary for such period will be included in determining such Consolidated Net Income;

  (3)
  any gain (loss) realized upon the sale or other disposition of any property, plant or equipment of Evergreen or its consolidated Restricted Subsidiaries (including pursuant to any Sale/Leaseback Transaction) which is not sold or otherwise disposed of in the ordinary course of business and any gain (loss) realized upon the sale or other disposition of any Capital Stock of any Person;

  (4)
  any extraordinary gain or loss;

  (5)
  the cumulative effect of a change in accounting principles;

  (6)
  any non-cash mark-to-market adjustments to assets or liabilities resulting in unrealized gains or losses in respect of Hedging Obligations (including those resulting from the application of SFAS 133); and

  (7)
  any impairments or write-downs of oil and natural gas assets; provided, however, that, to the extent they may become applicable, ceiling limitation write-downs in accordance with generally accepted accounting principles shall be treated as capitalized costs, as if such write-downs had not occurred.

        "Credit Facility" means, with respect to Evergreen and any of its Restricted Subsidiaries, one or more debt facilities (including, without limitation, the Existing Credit Facility) or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), accounts payable overdraft financing or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time (and whether or not with the original administrative agent and lenders or another administrative agent or agents or other lenders and whether provided under the original Existing Credit Facility or any other credit or other agreement or indenture).

        "Currency Agreement" means in respect of a Person any foreign exchange contract, currency swap agreement, futures contract, option contract or other similar agreement as to which such Person is a party or a beneficiary.

        "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

        "Designated Senior Indebtedness" means:

  (1)
  the Bank Indebtedness (to the extent such Bank Indebtedness constitutes Senior Indebtedness) and

  (2)
  any other Senior Indebtedness which, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof are committed to lend up to, at least $10 million and is specifically designated in the instrument evidencing or governing such Senior Indebtedness as "Designated Senior Indebtedness" for purposes of the Indenture.

        "Disqualified Stock" means, with respect to any Person, any Capital Stock of such Person which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event:

  (1)
  matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

  (2)
  is convertible or exchangeable for Indebtedness or Disqualified Stock (excluding Capital Stock which is convertible or exchangeable solely at the option of Evergreen or a Restricted Subsidiary); or

  (3)
  is redeemable at the option of the holder of the Capital Stock in whole or in part, in each case on or prior to the date that is 91 days after the earlier of the date (a) of the Stated Maturity of the Notes or (b) on which there are no Notes outstanding, provided that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date will be deemed to be Disqualified Stock; provided, further that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require Evergreen to repurchase such Capital Stock upon the occurrence of a change of control or asset sale (each defined in a substantially identical manner to the corresponding definitions in the Indenture) shall not constitute Disqualified Stock if the terms of such Capital Stock (and all such securities into which it is convertible or for which it is ratable or exchangeable) provide that Evergreen may not repurchase or redeem any such Capital Stock (and all such securities into which it is convertible or for which it is ratable or exchangeable) pursuant to such provision prior to compliance by Evergreen with the provisions of the Indenture described under the captions "—Change of Control" and "—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock" and such repurchase or redemption complies with "—Certain Covenants—Limitation On Restricted Payments."

        "Equity Offering" means a public or private sale for cash by Evergreen of its Common Stock, or options, warrants or rights with respect to its Common Stock, other than public offerings with respect to Evergreen's Common Stock, or options, warrants or rights, registered on Form S-4 or S-8.

        "Existing Credit Facility" means the Second Amended and Restated Credit Agreement, dated effective as of May 31, 2002, among Evergreen, Hibernia National Bank, as Administrative Agent and Syndication Agent, BNP-Paribas, as Documentation Agent, certain guarantors party thereto and the banks party thereto.

        "Foreign Subsidiary" means any Restricted Subsidiary that is not organized under the laws of the United States of America or any state thereof or the District of Columbia.

        "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the date of the Indenture, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. Unless otherwise expressly provided herein, all ratios and computations based on GAAP contained in the Indenture will be computed in conformity with GAAP.

        "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

  (1)
  to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or

  (2)
  entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term "Guarantee" will not include endorsements for collection or deposit in the ordinary course of business or Liens on the Capital Stock or assets of a Restricted Subsidiary constituting Permitted Liens under clause (1) of the definition of "Permitted Liens." The term "Guarantee" used as a verb has a corresponding meaning.

        "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement, Currency Agreement or Commodity Agreement.

        "holder" means a Person in whose name a Note is registered on the Registrar's books.

        "Hydrocarbon Interests" means all rights, titles and interests in and to oil and gas leases, oil, gas and mineral leases, other Hydrocarbon leases, mineral interests, mineral servitudes, overriding royalty interests, royalty interests, net profits interests, Production Payments, and other similar interests.

        "Hydrocarbons" means, collectively, oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate and all other liquid or gaseous hydrocarbons and related minerals and all products therefrom, in each case whether in a natural or a processed state.

        "Incur" means issue, create, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) will be deemed to be Incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary; and the terms "Incurred" and "Incurrence" have meanings correlative to the foregoing.

        "Indebtedness" means, with respect to any Person on any date of determination (without duplication):

  (1)
  the principal of and premium (if any) in respect of Indebtedness of such Person for borrowed money;

  (2)
  the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

  (3)
  the principal component of all obligations of such Person in respect of letters of credit, bankers' acceptances or other similar instruments (including reimbursement obligations with respect thereto except to the extent such reimbursement obligation relates to a trade payable and such obligation is satisfied within 30 days of Incurrence);

  (4)
  the principal component of all obligations of such Person to pay the deferred and unpaid purchase price of property (except trade payables), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto;

  (5)
  Capitalized Lease Obligations and all Attributable Indebtedness of such Person;

  (6)
  the principal component or liquidation preference of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary, any Preferred Stock (but excluding, in each case, any accrued dividends);

  (7)
  the principal component of all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness will be the lesser of (a) the fair market value of such asset at such date of determination and (b) the amount of such Indebtedness of such other Persons;

  (8)
  the principal component of Indebtedness of other Persons to the extent Guaranteed by such Person (including any Guarantees of production or payment by such Person with respect to a Production Payment but excluding other contractual obligations of such Person with respect to such Production Payment); and

  (9)
  to the extent not otherwise included in this definition, net obligations of such Person under Currency Agreements and Interest Rate Agreements (the amount of any such obligations to be equal at any time to the termination value of such agreement or arrangement giving rise to such obligation that would be payable by such Person at such time).

        The amount of Indebtedness of any Person at any date will be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

        Notwithstanding the foregoing, the following shall not constitute "Indebtedness:"

  (1)
  any obligation in respect of any Production Payment (except as set forth in clause (8) of the first paragraph of this definition of "Indebtedness"), royalty, overriding royalty, net profits interest, master limited partnership interest or other interest in oil and natural gas properties, reserves or the right to receive all or a portion of the production or the proceeds from the sale of production attributable to such properties;

  (2)
  any obligation in respect of a farm-in agreement;

  (3)
  any Indebtedness which has been defeased in accordance with GAAP or defeased pursuant to the deposit of cash or U.S. Government Obligations (in an amount sufficient to satisfy all such indebtedness obligations at maturity or redemption, as applicable, and all payments of interest and premium, if any) in a trust or account created or pledged for the sole benefit of the holders of such Indebtedness, and subject to no other Liens, and the other applicable terms of the instrument governing such Indebtedness;

  (4)
  oil or gas balancing liabilities incurred in the ordinary course of business and consistent with past practice;

  (5)
  any obligations in respect of completion bonds, performance bonds, bid bonds, appeal bonds, surety bonds, bankers acceptances, letters of credit, insurance obligations or bonds and other similar bonds and obligations incurred by Evergreen or any Restricted Subsidiary in the ordinary course of business and any guaranties or letters of credit functioning as or supporting any of the foregoing bonds or obligations; and

  (6)
  any obligation arising from the honoring by a bank or other financial institution of a check, draft or similar instrument (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business, provided, however, that such Indebtedness is extinguished within five Business Days of Incurrence.

        "Interest Rate Agreement" means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.

        "Investment" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of any direct or indirect advance, loan (other than advances or extensions of credit to customers in the ordinary course of business) or other extensions of credit (including by way of Guarantee or similar arrangement, but excluding any debt or extension of credit represented by a bank deposit other than a time deposit) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such Person and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that none of the following will be deemed to be an Investment:

  (1)
  Hedging Obligations entered into in the ordinary course of business and in compliance with the Indenture;

  (2)
  endorsements of negotiable instruments and documents in the ordinary course of business; and

  (3)
  an acquisition of assets, Capital Stock or other securities by Evergreen or a Subsidiary for consideration to the extent such consideration consists of common equity securities of Evergreen.

        For purposes of "—Certain Covenants—Limitation on Restricted Payments,"

  (1)
  "Investment" will include the portion (proportionate to Evergreen's equity interest in a Restricted Subsidiary to be designated as an Unrestricted Subsidiary) of the fair market value of the net assets of such Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, Evergreen will be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to (a) Evergreen's "Investment" in such Subsidiary at the time of such redesignation less (b) the portion (proportionate to Evergreen's equity interest in such Subsidiary) of the fair market value of the net assets (as conclusively determined by the Board of Directors of Evergreen in good faith) of such Subsidiary at the time that such Subsidiary is so re-designated a Restricted Subsidiary; and

  (2)
  any property transferred to or from an Unrestricted Subsidiary will be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors of Evergreen. If Evergreen or any Restricted Subsidiary sells or otherwise disposes of any Voting Stock of any Restricted Subsidiary such that, after giving effect to any such sale or disposition, such entity is no longer a Subsidiary of Evergreen, Evergreen shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value (as conclusively determined by the Board of Directors of Evergreen in good faith) of the Capital Stock of such Subsidiary not sold or disposed of.

        "Investment Grade Rating" means a rating equal to or higher than Baa3 (or the equivalent) by Moody's or BBB- (or the equivalent) by S&P.

        "Issue Date" means the date on which the Notes are originally issued.

        "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

        "Material Change" means an increase or decrease (excluding changes that result solely from changes in prices and changes resulting from the incurrence of previously estimated future development costs) of more than 25% during a fiscal quarter in the discounted future net revenues from proved crude oil and natural gas reserves of Evergreen and its Restricted Subsidiaries, calculated in accordance with clause (a)(1) of the definition of ACNTA; provided, however, that the following will be excluded from the calculation of Material Change:

  (1)
  any acquisitions during the fiscal quarter of oil and gas reserves that have been estimated by independent petroleum engineers and with respect to which a report or reports of such engineers exist; and

  (2)
  any disposition of properties existing at the beginning of such fiscal quarter that have been disposed of in compliance with the covenant described under "—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock."

        "Moody's" means Moody's Investors Service, Inc. or any successor to the rating agency business thereof.

        "Net Available Cash" from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and net proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other non-cash form) therefrom, in each case net of:

  (1)
  all legal, accounting, investment banking, title and recording tax expenses, commissions and other fees and expenses Incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP (after taking into account any available tax credits or deductions and any tax sharing agreements), as a consequence of such Asset Disposition;

  (2)
  all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition;

  (3)
  all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition; and

  (4)
  the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Disposition and retained by Evergreen or any Restricted Subsidiary after such Asset Disposition.

        "Net Cash Proceeds," with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, listing fees, discounts or commissions and brokerage, consultant and other fees and charges actually Incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale (after taking into account any available tax credit or deductions and any tax sharing arrangements).

        "Net Working Capital" means:

  (1)
  all current assets of Evergreen and its Restricted Subsidiaries; minus

  (2)
  all current liabilities of Evergreen and its Restricted Subsidiaries, except current liabilities included in Indebtedness;

determined in accordance with GAAP.

        "Non-Recourse Debt" means Indebtedness of a Person:

  (1)
  as to which neither Evergreen nor any Restricted Subsidiary (a) provides any Guarantee or credit support of any kind (including any undertaking, guarantee, indemnity, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable (as a guarantor or otherwise);

  (2)
  no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of Evergreen or any Restricted Subsidiary to declare a default under such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

  (3)
  the explicit terms of which provide there is no recourse against any of the assets of Evergreen or its Restricted Subsidiaries.

        "Officer" means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer or the Secretary of Evergreen.

        "Officers' Certificate" means a certificate signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of Evergreen.

        "Oil and Gas Business" means:

  (1)
  the acquisition, exploration, exploitation, development, operation or disposition of interests in oil, gas or other hydrocarbon properties;

  (2)
  the gathering, marketing, treating, processing, storage, selling, transporting or refining of any production from such interests or properties;

  (3)
  any business relating to or arising from exploration for or development, production, gathering, marketing, treatment, processing, storage, sale, transportation or refining of oil, gas and other minerals and products produced in association therewith; or

  (4)
  any activity that is ancillary or necessary or desirable to facilitate the activities described in clauses (1) through (3) of this definition, including raising capital to finance its operations.

        "Oil and Gas Properties" means the Hydrocarbon Interests; the Properties now or hereafter pooled or unitized with the Hydrocarbon Interests; all presently existing or future unitization, pooling agreements and declarations of pooled units and the units created thereby (including without limitation all units created under orders, regulations and rules of any governmental authority having jurisdiction) which may affect all or any portion of the Hydrocarbon Interests; all operating agreements, joint venture agreements, contracts and other agreements which relate to any of the Hydrocarbon Interests or the production, sale, purchase, exchange or processing of Hydrocarbons from or attributable to such Hydrocarbon Interests; all Hydrocarbons in and under and which may be produced and saved or attributable to the Hydrocarbon Interests, the lands covered thereby and all oil in tanks and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests; all tenements, profits à prendre, hereditaments, appurtenances and Properties in anywise appertaining, belonging, affixed or incidental to the Hydrocarbon Interests, Properties, rights, titles, interests and estates described or referred to above, including any and all Property, real or personal, now owned or hereinafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any of such Hydrocarbon Interests or Property (excluding drilling rigs, automotive equipment or other personal Property which may be on such premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, water wells, injection wells or other wells, buildings, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing.

        "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to Evergreen or the Trustee.

        "Permitted Business Investments" means Investments and expenditures made in the ordinary course of, and of a nature that is or shall have become customary in, the Oil and Gas Business as means of actively exploiting, exploring for, acquiring, developing, processing, gathering, marketing or transporting oil, natural gas, other hydrocarbons and minerals through agreements, transactions, interests or arrangements that permit one to share risks or costs, comply with regulatory requirements regarding local ownership or satisfy other objectives customarily achieved through the conduct of the Oil and Gas Business jointly with third parties, including without limitation:

  (1)
  ownership interests in oil, natural gas, other hydrocarbons and minerals properties or gathering, transportation, processing, storage or related systems; and

  (2)
  Investment in the form of or pursuant to operating agreements, joint venture agreements, partnership agreements, processing agreements, farm-in agreements, farm-out agreements, contracts for the sale, transportation or exchange of oil, natural gas and other hydrocarbons, unitization agreements, pooling arrangements, joint bidding agreements, service contracts, subscription agreements, stock purchase agreements, area of mutual interest agreements, production sharing agreements or other similar or customary agreements with third parties, excluding, however, Investments in corporations other than Restricted Subsidiaries.

        "Permitted Investment" means an Investment by Evergreen or any Restricted Subsidiary in:

  (1)
  a Restricted Subsidiary or a Person which will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is the Oil and Gas Business;

  (2)
  another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, Evergreen or a Restricted Subsidiary; provided, however, that such Person's primary business is the Oil and Gas Business;

  (3)
  Permitted Business Investments;

  (4)
  cash and Cash Equivalents;

  (5)
  receivables owing to Evergreen or any Restricted Subsidiary created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as Evergreen or any such Restricted Subsidiary deems reasonable under the circumstances;

  (6)
  payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

  (7)
  loans or advances to employees (other than executive officers) made in the ordinary course of business consistent with past practices of Evergreen or such Restricted Subsidiary;

  (8)
  Capital Stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to Evergreen or any Restricted Subsidiary or in satisfaction of judgments or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of a debtor;

  (9)
  Investments made as a result of the receipt of non-cash consideration from an Asset Disposition that was made pursuant to and in compliance with "—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock;"

  (10)
  Investments for consideration consisting of Capital Stock (other than Disqualified Stock) of Evergreen;

  (11)
  Investments in existence on the Issue Date;

  (12)
  Currency Agreements, Interest Rate Agreements, Commodity Agreements and related Hedging Obligations, which transactions or obligations are Incurred in compliance with "—Certain Covenants—Limitation on Indebtedness;"

  (13)
  Investments by Evergreen or any of its Restricted Subsidiaries, together with all other Investments pursuant to this clause (13), in an aggregate amount at the time of such Investment not to exceed $25 million outstanding at any one time (with the fair market value of such Investment being measured at the time made and without giving effect to subsequent changes in value);

  (14)
  Guarantees issued in accordance with "—Certain Covenants—Limitation on Indebtedness;"

  (15)
  prepaid expenses, lease, utilities, workers' compensation performance and similar deposits made in the ordinary course of business;

  (16)
  Investments owned by a Person if and when it is acquired by Evergreen and becomes a Restricted Subsidiary; provided, however, that such Investments are not made in contemplation of such acquisition;

  (17)
  Investments in any units of any oil and gas royalty trust; and

  (18)
  any Asset Swap made in accordance with "—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock."

        "Permitted Junior Securities" means:

  (1)
  Capital Stock of Evergreen; or

  (2)
  debt securities that are subordinated to all Senior Indebtedness and any debt securities issued in exchange for Senior Indebtedness to substantially the same extent as or to a greater extent than, the Notes are subordinated to Senior Indebtedness under the Indenture.

        "Permitted Liens" means, with respect to any Person:

  (1)
  Liens securing Indebtedness and other obligations under the Credit Facility and related Hedging Obligations and other Senior Indebtedness and liens on assets of Restricted Subsidiaries securing Guarantees of Indebtedness and other obligations under the Credit Facility permitted to be Incurred under the Indenture;

  (2)
  pledges or deposits by such Person under workmen's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits or cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import or customs duties or for the payment of rent, in each case Incurred in the ordinary course of business;

  (3)
  Liens imposed by law, including carriers', warehousemen's and mechanics' Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings if a reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made in respect thereof;

  (4)
  Liens for taxes, assessments or other governmental charges not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings provided appropriate reserves required pursuant to GAAP have been made in respect thereof;

  (5)
  Liens in favor of issuers of surety or performance bonds or letters of credit or bankers' acceptances issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that such letters of credit do not constitute Indebtedness;

  (6)
  encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning, building codes or other restrictions as to the use of real properties or liens incidental to the conduct of the business of such Person or to the ownership of its properties which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

  (7)
  Liens securing Hedging Obligations so long as the related Indebtedness is permitted under the Indenture;

  (8)
  leases, licenses, subleases and sublicenses of assets which do not materially interfere with the ordinary conduct of the business of Evergreen or any of its Restricted Subsidiaries;

  (9)
  judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

  (10)
  Liens for the purpose of securing the payment of all or a part of the purchase price of, or purchase money obligations or other payments Incurred to finance the acquisition, improvement or construction of, assets or property acquired or constructed in the ordinary course of business; provided that:

  (a)
  the aggregate principal amount of Indebtedness secured by such Liens is otherwise permitted to be Incurred under the Indenture and does not exceed the cost of the assets or property so acquired or constructed; and

  (b)
  such Liens are created within 180 days of construction or acquisition of such assets or property and do not encumber any other assets or property of Evergreen or any Restricted Subsidiary other than such assets or property and assets affixed or appurtenant thereto;

  (11)
  Liens arising solely by virtue of any statutory or common law provisions relating to banker's Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depositary institution; provided that:

  (a)
  such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by Evergreen in excess of those set forth by regulations promulgated by the U.S. Federal Reserve Board; and

  (b)
  such deposit account is not intended by Evergreen or any Restricted Subsidiary to provide collateral to the depository institution;

  (12)
  Liens arising from operating leases and Capitalized Lease Obligations entered into by Evergreen and its Restricted Subsidiaries in the ordinary course of business, including, without limitation, any interest or title of a lessor under any operating lease or Capitalized Lease Obligation;

  (13)
  Liens existing on the Issue Date;

  (14)
  Liens in favor of Evergreen;

  (15)
  Liens on property or shares of stock of a Person at the time such Person becomes a Restricted Subsidiary; provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such other Person becoming a Restricted Subsidiary; provided further, however, that any such Lien may not extend to any other property owned by Evergreen or any Restricted Subsidiary;

  (16)
  Liens on property at the time Evergreen or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into Evergreen or any Restricted Subsidiary; provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such acquisition; provided further, however, that such Liens may not extend to any other property owned by Evergreen or any Restricted Subsidiary;

  (17)
  Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to Evergreen or another Restricted Subsidiary;

  (18)
  Liens securing the Notes and other obligations arising under the Indenture;

  (19)
  Liens securing Refinancing Indebtedness Incurred to refinance Indebtedness that was previously so secured, provided that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness being refinanced or is in respect of property that is the security for a Permitted Lien hereunder;

  (20)
  Liens on pipelines and pipeline facilities that arise by operation of law;

  (21)
  Liens arising under operating agreements, joint venture agreements, joint operating agreements, partnership agreements, oil and gas leases, farm-in agreements, farm-out agreements, assignments, purchase and sale agreements, carried working interest agreements, division orders, contracts for the sale, purchase, processing, transportation or exchange of oil or natural gas, unitization and pooling declarations and agreements, development agreements, area of mutual interest agreements, royalty agreements, joint interest billing arrangements, net profits interests, participation agreements and other agreements that are customary in the Oil and Gas Business;

  (22)
  Liens reserved in oil and gas mineral leases for bonus, royalty or rental payments and for compliance with the terms of such leases;

  (23)
  Liens to secure Production Payments that are not prohibited by the Indenture; and

  (24)
  Liens incurred in the ordinary course of business of Evergreen and its Subsidiaries with respect to obligations that do not exceed $10 million in the aggregate.

        "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision hereof or any other entity.

        "Preferred Stock," as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

        "Production Payments" means a production payment obligation (whether volumetric or dollardenominated) of Evergreen or any of its Subsidiaries which are payable from a specified share of proceeds received from production from specified Oil and Gas Properties, together with all undertakings and obligations in connection therewith.

        "Property" or "property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

        "Refinancing Indebtedness" means Indebtedness that is Incurred to refund, refinance, replace, exchange, renew, repay or extend (including pursuant to any defeasance or discharge mechanism) (collectively, "refinance," "refinances," and "refinanced" shall have a correlative meaning) any Indebtedness existing on the date of the Indenture or Incurred in compliance with the Indenture (including Indebtedness of Evergreen that refinances Indebtedness of any Restricted Subsidiary and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of another Restricted Subsidiary) including Indebtedness that refinances Refinancing Indebtedness, provided, however, that

  (1)
  (a) if the Stated Maturity of the Indebtedness being refinanced is earlier than the Stated Maturity of the Notes, the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being refinanced or (b) if the Stated Maturity of the Indebtedness being refinanced is later than the Stated Maturity of the Notes, the refinancing Indebtedness has a Stated Maturity at least 91 days later than the Stated Maturity of the Notes;

  (2)
  the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced;

  (3)
  such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced (plus, without duplication, any additional Indebtedness Incurred to pay interest or premiums required by the instruments governing such existing Indebtedness and fees Incurred in connection therewith); and

  (4)
  if the Indebtedness being refinanced is subordinated in right of payment to the Notes, such Refinancing Indebtedness is subordinated in right of payment to the Notes on terms at least as favorable to the holders as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

        "Related Business Assets" means assets used or useful in the Oil and Gas Business.

        "Representative" means any trustee, agent or representative (if any) of an issue of Senior Indebtedness.

        "Restricted Investment" means any Investment other than a Permitted Investment.

        "Restricted Subsidiary" means any Subsidiary of Evergreen other than an Unrestricted Subsidiary.

        "S&P" means Standard & Poor's Ratings Group, Inc. or any successor to the rating agency business thereof.

        "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired whereby Evergreen or a Restricted Subsidiary transfers such property to a Person and Evergreen or a Restricted Subsidiary leases it from such Person.

        "SEC" means the U.S. Securities and Exchange Commission.

        "Senior Indebtedness" means, whether outstanding on the Issue Date or thereafter issued, created, Incurred or assumed, the Bank Indebtedness and all amounts payable by Evergreen under or in respect of all other Indebtedness of Evergreen, including premiums and accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to Evergreen at the rate specified in the documentation with respect thereto whether or not a claim for post filing interest is allowed in such proceeding) and fees relating thereto; provided, however, that Senior Indebtedness will not include:

  (1)
  any Indebtedness Incurred in violation of the Indenture;

  (2)
  any obligation of Evergreen to any Subsidiary;

  (3)
  any liability for Federal, state, foreign, local or other taxes owed or owing by Evergreen;

  (4)
  any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities);

  (5)
  any Indebtedness, Guarantee or obligation of Evergreen that is expressly subordinate or junior in right of payment to any other Indebtedness, Guarantee or obligation of Evergreen, including, without limitation, any Senior Subordinated Indebtedness and any Subordinated Obligations; or

  (6)
  any Capital Stock.

        "Senior Subordinated Indebtedness" means the Notes and any other Indebtedness of Evergreen that specifically provides that such Indebtedness of Evergreen is to rank equally with the Notes in right of payment and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of Evergreen which is not Senior Indebtedness of Evergreen.

        "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of Evergreen within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

        "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision, but shall not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.

        "Subordinated Obligation" means any Indebtedness of Evergreen (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Notes pursuant to a written agreement.

        "Subsidiary" of any Person means:

  (1)
  any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total ordinary voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof (or persons performing similar functions) or

  (2)
  any partnership, joint venture limited liability company or similar entity of which more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, is, in the case of clauses (1) and (2), at the time owned or controlled, directly or indirectly, by:

  (a)
  such Person,

  (b)
  such Person and one or more Subsidiaries of such Person or

  (c)
  one or more Subsidiaries of such Person.

        Unless otherwise specified herein, each reference to a Subsidiary will refer to a Subsidiary of Evergreen.

        "Subsidiary Guarantee" means, individually, any unconditional Guarantee, on a senior subordinated basis, of payment of the Notes by a Subsidiary Guarantor pursuant to the terms of the Indenture and any supplemental indenture thereto, and, collectively, all such Guarantees. Each such Subsidiary Guarantee will be in the form prescribed by the Indenture.

        "Subsidiary Guarantor" means any Restricted Subsidiary that has provided a Subsidiary Guarantee in accordance with the covenants described under clause (4) of "Certain Covenants—Limitation on Indebtedness" or "—Future Subsidiary Guarantees."

        "Unrestricted Subsidiary" means:

  (1)
  any Subsidiary of Evergreen that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of Evergreen in the manner provided below; and

  (2)
  any Subsidiary of an Unrestricted Subsidiary.

        The Board of Directors of Evergreen may designate any Subsidiary of Evergreen (including any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary through merger or consolidation or Investment therein) to be an Unrestricted Subsidiary only if:

  (1)
  such Subsidiary or any of its Subsidiaries does not own any Capital Stock or Indebtedness of or have any Investment in, or own or hold any Lien on any property of, any other Subsidiary of Evergreen which is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary;

  (2)
  all the Indebtedness of such Subsidiary and its Subsidiaries shall, at the date of designation, and will at all times thereafter, consist of Non-Recourse Debt;

  (3)
  such designation and the Investment of Evergreen in such Subsidiary complies with "—Certain Covenants—Limitation on Restricted Payments;"

  (4)
  such Subsidiary, either alone or in the aggregate with all other Unrestricted Subsidiaries, does not operate, directly or indirectly, all or substantially all of the business of Evergreen and its Subsidiaries;

  (5)
  such Subsidiary is a Person with respect to which neither Evergreen nor any of its Restricted Subsidiaries has any direct or indirect obligation:

  (a)
  to subscribe for additional Capital Stock of such Person; or

  (b)
  to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

  (6)
  on the date such Subsidiary is designated an Unrestricted Subsidiary, such Subsidiary is not a party to any agreement, contract, arrangement or understanding with Evergreen or any Restricted Subsidiary with terms substantially less favorable to Evergreen than those that might have been obtained from Persons who are not Affiliates of Evergreen.

        Any such designation by the Board of Directors of Evergreen shall be evidenced to the Trustee by filing with the Trustee a resolution of the Board of Directors of Evergreen giving effect to such designation and an Officers' Certificate certifying that such designation complies with the foregoing conditions. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be Incurred as of such date.

        The Board of Directors of Evergreen may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof and Evergreen could Incur at least $1.00 of additional Indebtedness under the first paragraph of the "—Certain Covenants—Limitation on Indebtedness" covenant on a pro forma basis taking into account such designation.

        "U.S. Dollar-Equivalent" means, with respect to any monetary amount in a currency other than the U.S. dollar, at or as of any time for the determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable foreign currency as quoted by Reuters (or, if Reuters ceases to provide such spot quotations, by any other reputable service as is providing such spot quotations, as selected by Evergreen) at approximately 11:00 a.m. (New York City time) on the date not more than two Business Days prior to such determination. Whenever the definitions under "—Certain Definitions" or the provisions described under "—Certain Covenants" or "—Events of Default" refer to an amount in U.S. dollars, that amount shall be deemed to refer to the U.S. dollar equivalent of the amount denominated in any other currency or currency unit, including composite currencies.

        "U.S. Government Obligations" means securities that are

  (1)
  direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or

  (2)
  obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depositary receipt.

        "Voting Stock" of a corporation means all classes of Capital Stock of such corporation then outstanding and normally entitled to vote in the election of directors.

        "Wholly-Owned Subsidiary" means a Restricted Subsidiary, all of the Capital Stock of which (other than directors' qualifying shares) is owned by Evergreen or another Wholly-Owned Subsidiary.

Book-Entry System

        As long as DTC, or its nominee, is the registered holder of a Global Note, DTC or such nominee, as the case may be, will be considered the sole owner and holder of the Notes represented by such Global Note for all purposes under the Indenture and the Notes. Except in the limited circumstances provided for in the Indenture, owners of beneficial interests in a Global Note will not be entitled to have portions of such Global Note registered in their names, will not receive or be entitled to receive physical delivery of Notes in definitive form and will not be considered the owners or holders of the Global Note (or any Notes presented thereby) under the Indenture or the Notes. In addition, no beneficial owner of an interest in a Global Note will be able to transfer that interest except in accordance with DTC's applicable procedures (in addition to those under the Indenture and, if applicable, those of Euroclear and Clearstream). In the event that owners of beneficial interests in a Global Note become entitled to receive Notes in definitive form, such Notes will be issued only in registered form in denominations of $1,000 and integral multiples thereof.

        The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such persons may be limited to that extent. Because DTC can act only on behalf of participants, which in turn act on behalf of indirect participants and certain banks, the ability of a person having beneficial interests in a Global Note to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take action in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

        Payments of the principal of and interest on Global Notes will be made to DTC or its nominee as the registered owner thereof. Neither Evergreen, the trustee nor any of their respective agents will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

        Except for trades involving only Euroclear or Clearstream, beneficial interests in the Global Notes will trade in DTC's Same-Day Funds Settlement System, and secondary market trading activity in such interests will therefore settle in immediately available funds. Evergreen expects that DTC or its nominee, upon receipt of any payment of principal or interest in respect of a Global Note representing any Notes held by it or its nominee, will immediately credit participants' accounts with payment in amounts proportionate to their respective beneficial interests in the principal amount of such Notes as shown on the records of DTC or its nominee. Evergreen also expects that payments by participants to owners of beneficial interests in such Global Notes held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name." Such payments will be the responsibility of such participants.

        Transfers between participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds. Transfers between participants in Euroclear and Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures.

        Subject to compliance with the transfer restrictions applicable to the Notes described above, cross-market transfers between DTC participants, on the one hand, and Euroclear or Clearstream participants on the other hand, will be effected by DTC in accordance with DTC rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such crossmarket transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositaries for Euroclear or Clearstream.

        Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a DTC participant will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the DTC settlement date. Cash received on Euroclear or Clearstream as a result of sales of interests in a Global Note by or through Euroclear or Clearstream participants to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following the DTC settlement date.

        DTC has advised Evergreen that it will take any action permitted to be taken by a holder of Notes (including the presentation of Notes for exchange as described below) only at the direction of one or more participants to whose account with DTC interests in the Global Notes are credited and only in respect of such portion of the aggregate principal amount of the Notes as to which such participant or participants has or have given such direction. However, if there is an Event of Default (as defined below) under the Notes, DTC reserves the right to exchange the Global Notes for legended Notes in certificated form, and to distribute such Notes to its participants.

        DTC has advised Evergreen as follows: DTC is

  •
  a limited purpose trust company organized under the laws of the State of New York; a "banking organization" within the meaning of New York banking law; a member of the Federal Reserve System;

  •
  a "clearing corporation" within the meaning of the Uniform Commercial Code, as amended; and

  •
  a "Clearing Agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

        DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical transfer and delivery of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is partially owned by some of these participants or their representatives. Indirect access to the DTC system is available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("indirect participants").

        Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures in order to facilitate transfers of beneficial ownership interests in the Global Notes among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued or modified at any time. None of Evergreen, the trustee nor any of their respective agents will have any responsibility for the performance by DTC, Euroclear and Clearstream, their participants or indirect participants of their respective obligations under the rules and procedures governing their operations, including maintaining, supervising or reviewing the records relating to, or payments made on account of, beneficial ownership interests in Global Notes.

        Evergreen will make payments in respect of the Notes represented by the Global Notes (including principal, premium, if any, interest and Special Interest, if any) by wire transfer of immediately available funds to the accounts specified by the Global Note holder. All other payments on Notes will be made at the office or agency of the paying agent and registrar within the City and State of New York (which will initially be the corporate trust office of the trustee) unless Evergreen elects to make interest payments by check mailed to the holders at their address set forth in the register of holders. Evergreen will make all payments of principal, interest and premium and Special Interest, if any, with respect to certificated Notes by wire transfer of immediately available funds to the accounts specified by holders owning at least $5.0 million in principal amount of the certificated Notes or, if no such account is so specified, by mailing a check to each such holder's registered address. The Notes represented by the Global Notes are expected to be eligible to trade in The PORTALSM Market and to trade in DTC's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such Notes will, therefore, be required by DTC to be settled in immediately available funds. Evergreen expects that secondary trading in any certificated Notes will also be settled in immediately available funds.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

        The following discussion is a summary of certain federal income tax considerations relevant to the exchange of outstanding notes for new notes, but does not purport to be a complete analysis of all potential tax effects. The discussion is based upon the Internal Revenue Code of 1986, as amended, Treasury Regulations, Internal Revenue Service rulings and pronouncements and judicial decisions now in effect, all of which may be subject to change at any time by legislative, judicial or administrative action. These changes may be applied retroactively in a manner that could adversely affect a holder of new notes. The description does not consider the effect of any applicable foreign, state, local or other tax laws or estate or gift tax considerations.

        We believe that the exchange of outstanding notes for new notes should not be an exchange or otherwise a taxable event to a holder for United States federal income tax purposes. Accordingly, a holder should have the same adjusted issue price, adjusted basis and holding period in the new notes as it had in the outstanding notes immediately before the exchange.

PLAN OF DISTRIBUTION

        Based on interpretations by the staff of the SEC in no-action letters issued to third parties, we believe that you may transfer new notes issued under the exchange offer in exchange for the outstanding notes if:

  •
  you acquire the new notes in the ordinary course of your business; and

  •
  you are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of such new notes.

        You may not participate in the exchange offer if you are:

  •
  our "affiliate" within the meaning of Rule 405 under the Securities Act; or

  •
  a broker-dealer that acquired outstanding notes directly from us.

        Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. To date, the staff of the SEC has taken the position that broker-dealers may fulfill their prospectus delivery requirements with respect to transactions involving an exchange of securities such as this exchange offer, other than a resale of an unsold allotment from the original sale of the outstanding notes, with the prospectus contained in this registration statement. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for outstanding notes where such outstanding notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of up to 180 days after the consummation of the exchange offer, we will make this prospectus, as amended or supplemented, promptly available to any broker-dealer upon request for use in connection with any such resale.

        If you wish to exchange your outstanding notes for new notes in the exchange offer, you will be required to make representations to us as described in "Exchange Offer—Purpose and Effect of the Exchange Offer" and "—Procedures for Tendering—Your Representations to Us" in this prospectus and in the letter of transmittal. In addition, if you are a broker-dealer who receives new notes for your own account in exchange for outstanding notes that were acquired by you as a result of market-making activities or other trading activities, you will be required to acknowledge that you will deliver a prospectus in connection with any resale by you of such new notes.

        We will not receive any proceeds from any sale of new notes by broker-dealers. New notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions:

  •
  in the over-the-counter market;

  •
  in negotiated transactions;

  •
  through the writing of options on the new notes or a combination of the preceding methods of resale;

  •
  at market prices prevailing at the time of resale; and

  •
  at prices related to such prevailing market prices or negotiated prices.

        Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such new notes. Any broker-dealer that resells new notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such new notes may be deemed to be an "underwriter" within the meaning of the

Securities Act and any profit of any such resale of new notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        We have agreed to indemnify the holders of the outstanding notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

        Berenbaum, Weinshienk & Eason, P.C., Denver, Colorado, has provided us with a legal opinion on the validity of the new notes offered by this prospectus.

EXPERTS

        The consolidated financial statements of Evergreen Resources, Inc. incorporated by reference in this prospectus have been audited by BDO Seidman, LLP, independent registered public accounting firm, to the extent and for the periods set forth in their report incorporated herein by reference, and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting. BDO Seidman, LLP's audit report refers to a change in the method of accounting for asset retirement obligations effective January 1, 2003 and a change in the method of accounting for derivative instruments effective January 1, 2001.

INDEPENDENT PETROLEUM ENGINEERS

        The estimated reserve audit and evaluations and related calculations of Netherland, Sewell & Associates, Inc., independent petroleum engineering consultants, incorporated by reference in this prospectus have been incorporated by reference herein in reliance upon the authority of said firm as experts in petroleum engineering.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        We are "incorporating by reference" the documents listed below that we have filed with the SEC under the informational requirements of the Exchange Act (other than information in such filings or future filings deemed, under SEC rules, not to have been filed). The information incorporated by reference is considered to be a part of this prospectus. We incorporate by reference:

  •
  Our Annual Report on Form 10-K for the year ended December 31, 2003.

  •
  Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2004.

  •
  Our Current Reports on Form 8-K filed on February 26, 2004, March 12, 2004 and May 5, 2004.

        All documents that we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this exchange offer will, from the date of filing such documents, automatically update and supersede information contained in this prospectus as if that information were included in this prospectus. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. These documents are or will be available for inspection or copying at the locations identified above under the caption "Where You Can Find More Information."

        We will provide without charge to each person, including each beneficial owner of outstanding notes, to whom a prospectus is delivered, upon written or oral request, a copy of any and all of the documents that have been incorporated by reference but not delivered with this prospectus. Written requests should be sent to:

Evergreen Resources, Inc.
1401 17th Street, Suite 1200
Denver, Colorado 80202
Attention: Director of Investor Relations

        Oral requests should be made by telephoning (303) 298-8100.

        In order to obtain timely delivery, you must request the information no later than five business days before you must make your investment decision.

Annex A

        LETTER OF TRANSMITTAL
TO TENDER
OUTSTANDING 5.875% SENIOR SUBORDINATED NOTES DUE 2012
OF
EVERGREEN RESOURCES, INC.
PURSUANT TO THE EXCHANGE OFFER AND PROSPECTUS
DATED JULY 1, 2004

        THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON JULY 30, 2004 (THE "EXPIRATION DATE"), UNLESS THE EXCHANGE OFFER IS EXTENDED BY EVERGREEN RESOURCES, INC. (THE "ISSUER").

The Exchange Agent for the Exchange Offer is:

Wachovia Bank, National Association
Corporate Trust Operations—NC 1153
1525 West W. T. Harris Blvd.—3C3
Charlotte, North Carolina 28288
Attention: Marsha Rice

        If you wish to exchange currently outstanding 5.875% Senior Subordinated Notes due 2012 (the "Outstanding Notes") for an equal aggregate principal amount at maturity of new 5.875% Senior Subordinated Notes due 2012 (the "New Notes") pursuant to the exchange offer, you must validly tender (and not withdraw) Outstanding Notes to the Exchange Agent prior to the expiration date.

        By tendering your Outstanding Notes in accordance with this letter of transmittal, you acknowledge receipt and review of the prospectus dated July 1, 2004 of the Issuer and this letter of transmittal, which together describe the Issuer's offer (the "Exchange Offer") to exchange its New Notes that have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like principal amount of the Outstanding Notes. Capitalized terms used but not defined in this letter of transmittal have the meanings given to them in the prospectus.

        The Issuer reserves the right, at any time or from time to time, to extend the Exchange Offer in its discretion, in which event the term "Expiration Date" shall mean the latest date to which the Exchange Offer is extended. The Issuer shall notify the Exchange Agent and each registered holder of the Outstanding Notes of any extension by oral or written notice prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

        This letter of transmittal is to be used by holders of the Outstanding Notes. Tender of Outstanding Notes is to be made according to the Automated Tender Offer Program ("ATOP") of the Depository Trust Company ("DTC") pursuant to the procedures set forth in the prospectus under the caption "The Exchange Offer—Procedures for Tendering." DTC participants that are accepting the Exchange Offer must transmit their acceptance to DTC, which will verify the acceptance and execute a book-entry delivery to the Exchange Agent's DTC account. DTC will then send a computer generated message known as an "agent's message" to the Exchange Agent for its acceptance. For you to validly tender your Outstanding Notes in the Exchange Offer, the Exchange Agent must receive, prior to the Expiration Date, an agent's message under the ATOP procedures that confirms that:

  •
  DTC has received your instructions to tender your Outstanding Notes; and

  •
  You agree to be bound by the terms of this letter of Transmittal.

        IMPORTANT: BY USING THE ATOP PROCEDURES TO TENDER OUTSTANDING NOTES, YOU WILL NOT BE REQUIRED TO DELIVER THIS LETTER OF TRANSMITTAL TO THE EXCHANGE AGENT. HOWEVER, YOU WILL BE BOUND BY ITS TERMS, AND YOU WILL BE DEEMED TO HAVE MADE THE ACKNOWLEDGEMENTS AND THE REPRESENTATIONS AND WARRANTIES IT CONTAINS, JUST AS IF YOU HAD SIGNED IT.

PLEASE READ CAREFULLY THE INSTRUCTIONS
INCLUDED IN THIS LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

        1.     By tendering Outstanding Notes in the Exchange Offer, you acknowledge receipt of the prospectus and this letter of transmittal.

        2.     By tendering Outstanding Notes in the Exchange Offer, you represent and warrant that you have full authority to tender the Outstanding Notes described above and will, upon request, execute and deliver any additional documents deemed by the Issuer to be necessary or desirable to complete the tender of Outstanding Notes.

        3.     You understand that the tender of the Outstanding Notes pursuant to all of the procedures set forth in the prospectus will constitute an agreement between you and the Issuer as to the terms and conditions set forth in the prospectus.

        4.     By tendering Outstanding Notes in the Exchange Offer, you acknowledge that the Exchange Offer is being made in reliance upon interpretations contained in no-action letters issued to third parties by the staff of the Securities and Exchange Commission (the "SEC") including Exxon Capital Holdings Corp., SEC No-Action Letter (available April 13, 1989), Morgan Stanley & Co., Inc., SEC No-Action Letter (available June 5, 1991) and Shearman & Sterling, SEC No-Action Letter (available July 2, 1993), to the effect that the New Notes issued in exchange for the Outstanding Notes pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by holders thereof without compliance with the registration and prospectus delivery provisions of the Securities Act (other than by a broker-dealer who purchased Outstanding Notes exchanged for such New Notes directly from the Issuer to resell pursuant to Rule 144A or any other available exemption under the Securities Act, and by a holder who is an "affiliate" of the Issuer within the meaning of Rule 405 under the Securities Act), provided that such New Notes are acquired in the ordinary course of such holders' business and such holders are not participating, have no intention to participate and have no arrangement or understanding with any other person to participate in the distribution of such New Notes.

        5.     By tendering Outstanding Notes in the Exchange Offer, you hereby represent and warrant that:

          a.     the New Notes acquired pursuant to the Exchange Offer are being obtained in your ordinary course of business, whether or not you are the holder;

          b.     you have no arrangement or understanding with any person to participate in the distribution of Outstanding Notes or New Notes within the meaning of the Securities Act;

          c.     you are not an "affiliate," as such term is defined in Rule 405 under the Securities Act, of the Issuer, or if you are an affiliate, you will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

          d.     if you are not a broker-dealer, you are not engaged, and do not intend to engage, in the distribution of the New Notes; and

          e.     if you are a broker-dealer, you will receive the New Notes for your own account in exchange for Outstanding Notes that were acquired as a result of market-making activities or other trading activities and you will deliver a prospectus in connection with any resale of such New Notes.

        6.     You may, if you are unable to make all of the representations and warranties contained in Item 5 above and as otherwise permitted in the Exchange and Registration Rights Agreement dated March 10, 2004 (the "Registration Rights Agreement"), by and among the Issuer and the Purchaser (as defined therein), elect to have your Outstanding Notes registered in the shelf registration statement described in the Registration Rights Agreement. Such election may be made by notifying the Issuer in writing at the following address:

Evergreen Resources, Inc.
1401 17th Street, Suite 1200
Denver, Colorado 80202
Attention: Kevin R. Collins

        By making such election, you agree, as a holder of Outstanding Notes participating in a shelf registration, to indemnify and hold harmless the Issuer and each other holder of Outstanding Notes against any losses, claims, damages or liabilities arising out of any untrue statement or alleged untrue statement of a material fact contained in any shelf registration statement or prospectus contained in the shelf registration statement or furnished by the Issuer to you, or in any amendment or supplement thereto, or arising out of the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; but only with respect to information furnished in writing by you expressly for use in a shelf registration statement, a prospectus or any amendments or supplements thereto. Any such indemnification shall be governed by the terms and subject to the conditions set forth in the Registration Rights Agreement, including, without limitation, the provisions regarding notice, retention of counsel, contribution and payment of expenses set forth therein. The above summary of the indemnification provisions of the Registration Rights Agreement is not intended to be exhaustive and is qualified in its entirety by the Registration Rights Agreement.

        7.     If you are a broker-dealer that will receive New Notes for your own account in exchange for Outstanding Notes that were acquired as a result of market-making activities or other trading activities, you acknowledge by tendering Outstanding Notes in the Exchange Offer that you will deliver a prospectus in connection with any resale of such New Notes; however, by so acknowledging and by delivering a prospectus, you will not be deemed to admit that you are an "underwriter" within the meaning of the Securities Act. If you are a broker-dealer and Outstanding Notes held for your own account were not acquired as a result of market-making or other trading activities, such Outstanding Notes cannot be exchanged pursuant to the Exchange Offer.

        8.     Any of your obligations hereunder shall be binding upon your successors, assigns, executors, administrators, trustees in bankruptcy and legal and personal representatives.

INSTRUCTIONS FORMING PART OF THE TERMS AND CONDITIONS
OF THE EXCHANGE OFFER

1.     Book-Entry Confirmations

        Any confirmation of a book-entry transfer to the Exchange Agent's account at DTC of Outstanding Notes tendered by book-entry transfer (a "Book-Entry Confirmation"), as well as an agent's message and any other documents required by this letter of transmittal, must be received by the Exchange Agent at its address set forth above prior to 5:00 p.m., New York City time, on the Expiration Date.

2.     Partial Tenders

        Tenders of Outstanding Notes will be accepted only in integral multiples of $1,000. The entire principal amount of Outstanding Notes delivered to the Exchange Agent will be deemed to have been tendered unless you otherwise instruct the Exchange Agent. If the entire principal amount of all Outstanding Notes is not tendered, the Outstanding Notes for the principal amount of Outstanding Notes not tendered and New Notes issued in exchange for any Outstanding Notes accepted will be delivered to the holder via the facilities of DTC promptly after the Outstanding Notes are accepted for exchange.

3.     Validity of Tenders

        All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of tendered Outstanding Notes will be determined by the Issuer, in its sole discretion, which determination will be final and binding. The Issuer reserves the absolute right to reject any or all tenders not in proper form or the acceptance for exchange of which may, in the opinion of counsel for the Issuer, be unlawful. The Issuer also reserves the absolute right to waive any of the conditions of the Exchange Offer or any defect or irregularity in the tender of Outstanding Notes. The Issuer's interpretation of the terms and conditions of the Exchange Offer (including these instructions) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Outstanding Notes must be cured within such time as the Issuer shall determine. Although the Issuer intends to notify holders of defect or irregularities with respect to tenders of Outstanding Notes, neither the Issuer, the Exchange Agent nor any other person shall be under any duty to give notification of any defects or irregularities in tenders or shall incur any liabilities for failure to give such notification. Tenders of Outstanding Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Outstanding Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holders, unless otherwise provided in this letter of transmittal, as soon as practicable following the Expiration Date.

4.     Waiver of Conditions

        The Issuer reserves the absolute right to waive, in whole or part, up to the Expiration Date, any of the conditions to the Exchange Offer set forth in the prospectus or in this letter of transmittal.

5.     No Conditional Tender

        No alternative, conditional, irregular or contingent tender of Outstanding Notes will be accepted.

6.     Request for Assistance or Additional Copies

        Requests for assistance or for additional copies of the prospectus or this letter of transmittal may be directed to the Exchange Agent at the address or telephone number set forth above. Holders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer.

7.     Withdrawal

        Tenders may be withdrawn only pursuant to the limited withdrawal rights set forth in the prospectus under the caption "Exchange Offer—Withdrawal of Tenders."

8.     No Guaranty of Late Delivery

        There is no procedure for guarantee of late delivery in the Exchange Offer.

        IMPORTANT: BY USING THE ATOP PROCEDURES TO TENDER OUTSTANDING NOTES, YOU WILL NOT BE REQUIRED TO DELIVER THIS LETTER OF TRANSMITTAL TO THE EXCHANGE AGENT. HOWEVER, YOU WILL BE BOUND BY ITS TERMS, AND YOU WILL BE DEEMED TO HAVE MADE THE ACKNOWLEDGEMENTS AND THE REPRESENTATIONS AND WARRANTIES IT CONTAINS, JUST AS IF YOU HAD SIGNED IT.